Exhibit 10.2

CERTAIN MATERIAL (INDICATED BY ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

OFFICE SUBLEASE

by and between

RELATIONAL INVESTORS, LLC,

as Sublandlord

and

ZOGENIX, INC.,

as Subtenant

Dated April 12, 2012

i

ii

OFFICE SUBLEASE

This OFFICE SUBLEASE (the “Sublease”) is entered into as of April 12, 2012 (the “Execution Date”) by and between RELATIONAL INVESTORS, LLC, a Delaware limited liability company (“Sublandlord”), and ZOGENIX, INC., a Delaware corporation (“Subtenant”).

W I T N E S S E T H

WHEREAS, Sublandlord is the tenant (“Overtenant”) under that certain lease dated as of June 1, 2004 between Kilroy Realty, L.P., a Delaware limited partnership (“Overlandlord”) and Relational Advisors LLC and Relational Investors LLC, as amended by that first amendment to office lease dated as of July 23, 2004 (collectively, the “Overlease”). A copy of the Overlease is attached hereto as Exhibit S-A;

WHEREAS, Relational Advisors LLC assigned its rights and interests under the Overlease to Sublandord pursuant to that certain Confidential Separation Agreement, effective as of November 10, 2005;

WHEREAS, pursuant to the Overlease, Overlandlord demised to Sublandlord the “Premises” (as defined and described in the Overlease) located in the “Building” (as defined and described in the Overlease);

WHEREAS, Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, the portion of Sublandlord’s Premises (such portion, the “Subpremises”) that is located on the 6th floor of the Building and includes approximately 13,124 rentable (11,412 usable) square feet of Sublandlord’s Premises, which rentable square footage shall not be subject to survey or adjustment. The Subpremises is more particularly depicted on Exhibit S-B attached hereto; and

WHEREAS, the part of the Premises not constituting the Subpremises is referred to as the “Reserved Premises.”

NOW, THEREFORE, in consideration of the mutual covenants contained in this Sublease, and for valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows.

1. Demising of Subpremises; Sublease Term.

1.1. Sublease of Subpremises. Sublandlord subleases the Subpremises to Subtenant, and Subtenant subleases the Subpremises from Sublandlord, for the Sublease Term.

1.2. Sublease Term. The “Sublease Term” shall (a) commence on the date (the “Sublease Commencement Date”) that is the later of: (i) May 1, 2012, or (ii) five (5) days after the date when Sublandlord delivers to Subtenant a consent to this Sublease executed by Overlandlord in accordance with Section 6.7 hereof, and (b) expire on November 27, 2014, provided, however, that the Sublease shall expire on November 30, 2014, so long as (x) Subtenant negotiates and executes a new lease with the Overlandlord, (y) Overlandlord releases Sublandlord from its obligation to restore the Subpremises, as set forth in Section 8.5 of the Overlease, pursuant to documentation reasonably acceptable to Subtenant, and (z) Overlandlord releases Sublandlord from its obligation to surrender the Subpremises, as set forth in Article 15 of the Overlease, pursuant to documentation reasonably acceptable to Sublandlord (the “Sublease Expiration Date”).

1.3. Delivery Date. The Subpremises shall be delivered to the Subtenant on the Sublease Commencement Date; provided, however, that prior to the Sublease Commencement Date and so long as (i) Overlandlord has executed a consent to the Sublease in accordance with Section 6.7 hereof, and (ii) Subtenant has delivered the insurance certificate in accordance with Section 5.2 hereof, Subtenant and its contractors and consultants shall be permitted to enter the Subpremises with no obligation to pay Subrent until the Rent Commencement Date, to install cabling, equipment, telecommunications, computers and furniture (collectively, “Fixturizing”) and to use the Subpremises for conduct of Subtenant’s business in accordance with this Sublease, but only if such access does not interfere with the completion of the Subpremises Improvements. The first date on which the Subpremises is first accessed under this Section 1.3 shall be the “Early Access Date”. Subtenant shall hold Sublandlord harmless from and indemnify, protect and defend Sublandlord from and against any Claim relating to or arising out of any loss or damage to the Building, or Subpremises, or any injury to any persons, that results directly from Subtenant’s access to the Premises pursuant to this Section 1.3. If, prior to the Sublease Commencement Date, Subtenant uses the Subpremises for any purpose other than inspecting Subpremises Improvements or Fixturizing, then Subtenant hereby agrees that it shall abide by the terms and conditions set forth in this Sublease during that time as if the Sublease Term had commenced.

2. Subrent. Subtenant agrees to pay Sublandlord rent under this Sublease (the “Subrent”) in the following amounts at the following times, prorated daily for partial periods:

2.1. Base Subrent. Subject to the remainder of this Section 2.1, Subtenant shall pay “Base Subrent” (as defined in Exhibit S-C) to Sublandlord for the Subpremises in monthly installments from and after the date (the “Rent Commencement Date”) that is the earlier of (i) the Sublease Commencement Date, and (ii) the date when Subtenant first occupies or uses the Subpremises for any purpose other than inspecting Subpremises Improvements or Fixturizing, through the Expiration Date, in the corresponding amount for each such month (each a “Lease Month”) set forth on Exhibit S-C attached hereto.

2.1.1. Free Subrent. No Subrent is due for the second, third and fourth months of the Sublease.

2.2. Additional Subrent. Subtenant shall pay Sublandlord, as “Additional Subrent,” or shall reimburse Sublandlord as “Additional Subrent” for an amount equal to (or, where indicated, part of) the excess payments and the other payments described below; provided, however, that no such Additional Subrent shall be due during the first twelve (12) Lease Months. Subtenant shall pay Sublandlord each such item of Additional Subrent on or before the later of: (a) ten (10) business days after Sublandlord delivers to Subtenant an invoice with reasonably detailed supporting documentation for such item of Additional Subrent including any invoices from Overlandlord or (b) ten (10) business days before the Overlease requires Sublandlord to make the payment to Overlandlord to which such Additional Subrent relates.

2.2.1. Excess Payments. The “Excess” payment shall consist of 6.2806% (the “Subtenant Share”) of the annual Operating Expenses and Tax Expenses (together the “Direct Expenses”) which are in excess of the amount of Direct Expenses applicable in the 2012 calendar year (the “Base Year”). The annual Direct Expenses shall be calculated for each calendar year in which any portion of the Sublease Term falls, through and including the calendar year in which the Sublease Term Expires (each an “Expense Year”), provided that Sublandlord, upon notice to Subtenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period. Notwithstanding the foregoing, (x) Subtenant shall be required to pay the Excess Payment only for the period from the first anniversary of the Rent Commencement Date through and including the Sublease Expiration Date, and (y) for purposes of calculating Subtenant’s Share of the annual Direct Expenses in Excess of the Direct Expenses in the Base Year, the Direct Expenses for each Expense Year after the Base Year shall be deemed to equal the lesser of (a) the actual Direct Expenses for such Expense year or (b) the product of (i) such Direct Expenses for such Base Year times (ii) 1.04n, where n is equal to the number of Expense Years that have elapsed since the Execution Date, so that for the Base Year, n = 0; and for the Expense Year immediately following the Base Year, n = 1. If, during the term of this Sublease, Subtenant shall be obligated to pay the Excess Payment for less than an entire Expense Year, the Excess payment shall equal the product of (x) Subtenant’s Share of the positive difference, if any, of (i) Direct Expenses for such Expense Year minus (ii) Direct Expenses applicable to the Base Year and (y) a fraction, the numerator of which is the number of days of the Sublease Term that fall within such Expense Year and the denominator of which is 365.

2.2.2. Other Payments. Any and all other payments (except Sublandlord’s Rent) due in accordance with the Overlease for the Subpremises during the Sublease Term, including any charges arising from work performed at Subtenant’s request or directly or indirectly on account of other acts or omissions of Subtenant (including the nature of Subtenant’s use of the Subpremises and Subtenant’s breach of this Sublease or the Overlease). To the extent that any payments required by the Overlease relate both to the Subpremises and to the Reserved Premises, Sublandlord shall allocate such payments in a reasonable and equitable manner. Sublandlord and Subtenant shall each pay its share accordingly. Notwithstanding anything to the contrary in this Sublease, “Additional Subrent” shall exclude any charges to the extent such charges arise from (i) goods or services provided or work performed for the benefit of Sublandlord, or (ii) acts or omissions of Sublandlord.

2.2.3. HVAC Payments. Subject to the Overlandlord approval and to the terms of the Overlease, Subtenant shall have the right to utilize After Hours HVAC. Sublandlord shall invoice Subtenant for, and Subtenant shall pay, the actual costs charged by Overlandlord to Sublandlord under Section 6.5.2 of the Overlease for After Hours HVAC requested by Subtenant.

3. Overlease.

3.1. Incorporation of Overlease. The Overlease, as it relates to the Subpremises, is incorporated by reference in this Sublease, except as follows.

3.1.1. Defined Terms. Wherever the Overlease refers to a term in the left-hand column of the following table, this Sublease shall be deemed to refer to the adjacent term in the right-hand column of the table. All other defined terms in the Overlease shall be deemed appropriately modified, as necessary in Sublandlord’s reasonable judgment, to reflect the circumstances of this Sublease.

Each Reference to:	Shall be Deemed Replaced by a Reference to:
Additional Rent	Additional Subrent

Base Rent	Base Subrent

Landlord

Sublandlord; except:

“Landlord” shall be deemed replaced by a reference to “Sublandlord and Overlandlord” for purposes of the following provisions: (1) Section 6.6, (2) the fourth sentence of Section 7.1, (3) Section 10.5, (4) the first sentence of Section 11.1, and (5) Article 28.

“Landlord” shall be replaced with “Sublandlord or Overlandlord” for purposes of the following provisions: (1) Section 5.3, and (2) Section 10.1.

“Landlord” shall be deemed replaced by “Overlandlord” for purposes of the following provisions: (1) Section 4.2.4, (2) Section 4.2.5.1, (3) Section 4.2.5.2, (4) Section 4.2.5.4, (5) the last sentence of Section 4.4.2, (6) Section 4.5.1, (7) Section 4.5.2, (8) Article 6, (9) the first sentence of Section 7.1, (10) Section 10.2, (11) Section 11.1 except for the reference in the first sentence thereof, (12) Section 11.2, (14) Section 29.15, (15) 29.26, (16) Section 29.30 except for the reference in the first sentence thereof, and (17) Section 29.34.

Landlord Parties	Sublandlord and Overlandlord Parties

Each Reference to:	Shall be Deemed Replaced by a Reference to:
Lease	Sublease; except: “Lease” shall be replaced by “Sublease and Overlease” for purposes of Section 29.28.

Lease Expiration Date	Sublease Expiration Date

Lease Year	Sublease Year

Lease Term	Sublease Term

Lease Commencement Date	Sublease Commencement Date (except for purposes of Sections 4.2.4 and 4.2.5)

Premises	Subpremises

Sublease	Sub-Sublease

Tenant	Subtenant

Tenant Parties	Subtenant Parties

Tenant’s Share	Subtenant’s Share

In addition to the foregoing replacements, to the extent any capitalized terms used in the Overlease are defined herein, such terms shall be given the meanings ascribed to them in this Sublease.

3.1.2. Exclusions. The following Sections, Articles, Exhibits and Amendments of the Overlease shall not be incorporated herein by reference or otherwise apply to this Sublease: the preamble of the Overlease, Sections 1.2, 2.2, 4.2.4(t), 4.2.5.5, 4.2.7, 4.6, 6.5.2, 6.7, 7.2, 21.2, and 29.32, Articles 18, 22 and 23, Exhibits B, G and H and the First Amendment to Office Lease.

3.1.3. Amendments for Purposes of Sublease Incorporation of Overlease. For purposes of incorporation herein, only, the following amendments are made to the Overlease:

A. The following sections of the “Summary of Basic Lease Information” in Section 1 of the Overlease are hereby amended and restated in their entirety as follows:

	TERMS OF SUBLEASE	DESCRIPTION
1.	Date:	March 7, 2012

2.	Subpremises

	2.2 Subpremises	Approximately 13,124 rentable (11,412 usable) square feet, located on the 6th floor of the Building as depicted on Exhibit S-B attached hereto.

3.	Sublease Term (Article 2):

3.1 [Intentionally Omitted]

	3.2 Sublease Commencement Date:	The date that is the later of: (i) May 1, 2012, or (ii) five (5) days after the date when Sublandlord delivers to Subtenant a consent to this Sublease executed by Overlandlord in accordance with Section 6.7 of the Sublease.

	3.3 Sublease Expiration Date:	November 27, 2014.

3.4 [Intentionally Omitted]

4.	Base Subrent (Article 3):	As set forth on Exhibit S-C to the Sublease.

5.	[Intentionally Omitted]	[Intentionally Omitted]

6.	[Intentionally Omitted]	[Intentionally Omitted]

8.	Security Deposit (Article 21):	$36,200.45

9.	Parking Pass Ratio (Article 28):	Four and one-half (4 1/2) parking passes for every 1,000 rentable square feet of the Subpremises for the use on non-reserved parking spaces, all as more particularly set forth in Article 28.

10.	Address of Subtenant (Section 29.18):

Prior to Lease Commencement Date:

Zogenix, Inc.

12671 High Bluff, Suite 200

San Diego, California 92130

Attention: Patrick J. Rohan

After Lease Commencement Date:

Zogenix, Inc.

12400 High Bluff, Suite 650

San Diego, California 92130

Attention: Patrick J. Rohan

11.	Addresses

	11.1 Address of Sublandlord	Relational Investors LLC 12400 High Bluff, Suite 600 San Diego, California 92130 Attention: David E. Demarest

11.2 Address of Overlandlord

Kilroy Realty Corporation

12200 West Olympic Boulevard,

Suite 200

Los Angeles, California 90064

Attention: Legal Department

with copies to:

Kilroy Realty Corporation

3611 Valley Centre Drive, Suite 550

San Diego, California 92130

Attention: Ms. Jennifer Young

and

Allen Matkins Leck Gamble & Mallory LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

12.	Broker(s) (Section 29.24):	Cushman & Wakefield 4435 Eastgate Mall, Suite 200 San Diego, California 92121

B. Section 1.1 is hereby amended by deleting the following phrase: “and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”)” in its entirety.

C. Section 2.1 is hereby amended by deleting the following parentheticals: (i) “(i.e., December 15, 2004)”, (ii) “(i.e., November 30, 2005)”, and (iii) “(i.e., December 1st)”, in their entirety.

D. Article 3 is hereby amended by (i) deleting the phrase “in advance on or before the first day of each and every calendar month during the Lease Term” and replacing it with “in advance on or before the second to last day of the preceding calendar month for each and every Sublease Month during the Sublease Term”; and (ii) deleting the last two sentences in the article.

E. Section 4.2.1 is hereby amended by deleting the phrase “the period set forth in Section 5 of the Summary” and replacing it with “calendar year 2012”.

F. Section 4.2.4 is hereby amended by deleting the second proviso in clause (iii).

G. Section 4.2.5.3 is hereby amended by deleting the following proviso: “provided, however, Landlord shall diligently pursue an appeal thereof should Tenant reasonably conclude that such increase is not warranted”.

H. Section 4.2.6 is hereby amended by deleting the phrase “the percentage set forth in Section 6 of the Summary” and replacing it with “6.2806%”.

I. The first sentence of Section 4.4.1 is hereby amended and restated in its entirety as follows: “Sublandlord shall give to Subtenant following the end of each Expense Year, but in no event later than thirty (30) days after Sublandlord receives the corresponding statement from Overlandlord under the Overlease, a statement (the “Statement”) which shall state in general major categories the Building Direct Expenses incurred or accrued for the Base Year or such preceding Expense Year, as applicable, and which shall indicate the amount of Excess.”.

J. The first sentence of Section 4.4.2 is hereby amended and restated in its entirety as follows: “In addition, Sublandlord shall give Subtenant a yearly expense estimate statement (the “Estimate Statement”), but in no event later than thirty (30) days after Sublandlord receives the corresponding statement from Overlandlord under the Overlease, which shall set forth in general major categories, Overlandlord’s commercially reasonable estimate (the “Estimate”) of what the total amount of Building Direct Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Building Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Building Direct Expenses for the Base Year.”.

K. Section 6.1.2 is hereby amended by deleting the last sentence in the Section in its entirety.

L. Section 6.1.5 is hereby amended by deleting the last sentence in the Section in its entirety.

M. Section 6.3 is hereby amended by (1) deleting, in their entirety, references to “electricity” in the first and second sentences of the Section, (2) deleting, in its entirety the final sentence in the Section, and replacing it with the following: “Sublandlord and Subtenant agree that Sublandlord shall be responsible for the payment of 100% of all electricity charges incurred for both the Subpremises and the Reserved Premises.”.

N. Section 8.1 is hereby amended by deleting the last sentence in the Section in its entirety.

O. Section 8.5 is hereby amended by deleting the following phrase in its entirety “, and/or (ii) remove any “Above Building Standard Tenant Improvements,” as that term is defined in Section 2.4 of the Tenant Work Letter, located within the Premises and replace the same with then existing “Building Standard Tenant Improvements,” as that term is defined in Section 23 of the Tenant Work Letter”.

P. The first sentence of Section 10.1 is hereby amended and restated in its entirety as follows: “To the extent not prohibited by law and except as otherwise expressly provided herein to the contrary, Subtenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Subpremises from any cause whatsoever and agrees that the Sublandlord and Overlandlord, their partners, subpartners and their respective officers, agents, servants employees, and independent contractors (collectively, “Sublandlord and Overlandlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Subtenant or other persons claiming through Subtenant.”

Q. Section 10.3.2(ii) is hereby amended by deleting the following phrase: “the “Tenant Improvements,” as that term is defined in Section 2.1 of the Tenant Work Letter” in its entirety.

R. Section 10.4 is hereby amended and restated in its entirety as follows:

10.4 Form of Policies. The minimum limits of policies of insurance required of Subtenant under this Sublease shall in no event limit the liability of Subtenant under this Sublease. Such insurance shall (i) name the Sublandlord, the Overlandlord, and any other party the Sublandlord or Overlandlord so specify that has a material financial interest in the Project, as an additional insured, including Overlandlord’s managing agent, if any; (ii) specifically cover the liability assumed by Subtenant under this Sublease, including, but not limited to, Subtenant’s obligations under 10.1 of the Overlease; (iii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise acceptable to Sublandlord and Overlandlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Sublandlord and Overlandlord is excess and is non-contributing with any insurance requirement of Subtenant; (v) be in form and content reasonably acceptable to Sublandlord and Overlandlord; and (vi) provide that said insurance shall not be cancelled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Sublandlord and Overlandlord and any mortgagee of Overlandlord, the identity of whom has been provided to the Subtenant in writing. Subtenant shall deliver certificates of said policy or policies to the Sublandlord and the Overlandlord on the Execution Date and at least thirty (30) days before the expiration dates thereof. In the event Subtenant shall fail to procure such insurance, or to deliver such policies or certificates, Sublandlord or Overlandlord may, at their option, after written notice to the Subtenant and Subtenant’s failure to obtain such insurance within five (5) days thereafter, procure such policies for the account of the Subtenant, and the cost thereof shall be paid to Sublandlord or Overlandlord, as the case may be, within thirty (30) days after delivery to Subtenant of bills therefor.

S. Section 14.2 is hereby amended by deleting the last paragraph in the Section in its entirety.

T. Article 16 is hereby amended by deleting the first sentence of the Section in its entirety and replacing it with the following:

“If Tenant holds over after the expiration of the Sublease Term or an earlier termination thereof, with or without the express or implied consent of the Sublandlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term. If Subtenant holds over after the expiration of the Sublease Term or due to an earlier termination of the Sublease, Subrent shall be payable at a monthly rate equal to 150% of the Subrent applicable under the last rental period of the Sublease Term under this Sublease; provided, however, if Subtenant holds over after the Sublease Expiration Date such that Sublandlord will be deemed to be holding over under the Overlease, Subtenant will be responsible for any rent due under the Overlease for both the Subpremises and the Reserved Premises as a result of such holdover, such rent to include any applicable increases in rent pursuant to Article 16 of the Overlease.”

U. Section 21.1 is hereby amended by deleting the third to last and second to last sentences in the Section in their entirety and by adding the following sentence after the last sentence of the Section: “Sublandlord shall have no obligation to invest the Security Deposit or to segregate the Security Deposit from Sublandlord’s other funds. Subtenant is not entitled to any interest on the Security Deposit.”

V. The first sentence of Article 27 is hereby amended and restated in its entirety as follows:

“Landlord and Overlandlord reserve the right at all reasonable times (during Building Hours with respect to items (i) and (ii) below) and upon at least twenty (20) hours prior written notice to Subtenant (except in the case of an emergency) to enter the Subpremises to (i) inspect them; (ii) show the Subpremises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers, or during the last twelve (12) months of the Sublease Term, for the Sublandlord, or the Overlease Term, for Overlandlord, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Subpremises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment.”

W. Article 28 is hereby amended by deleting the following phrases in their entirety: (1) “Twenty-five (25) of such passes shall be applicable to reserved covered parking spaces individually designated for particular employees of Tenant (the “Individually Reserved Spaces”), the location of which spaces shall be mutually and reasonably determined by Landlord and Tenant prior to the Lease Commencement Date.”, and (2) “provided, however, Landlord and Tenant hereby acknowledge and agree that the current configuration and location of exclusive, reserved and unreserved parking spaces in the Project parking facility are as set forth on the diagram attached hereto as Exhibit H”.

X. Section 29.18 is hereby amended by (1) deleting the second sentence in the Section in its entirety and replacing it with the following: “Any Notice shall be sent, transmitted, or delivered, as the case may be, to Subtenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Subtenant may from time to time designate in a Notice to Sublandlord, or to Sublandlord at the address set forth in Section 11.1 of the Summary, or to such other places as the Sublandlord may from time to time designate in a Notice to Subtenant.” and (2) deleting the final sentence of the Section and replacing it with the following: “Any notices to the Overlandlord shall be sent, transmitted or delivered, as the case may be, to the address listed in Section 11.2 of the Summary or to such other places as the Sublandlord or Overlandlord may from time to time designate in a Notice to Subtenant.”

3.1.4. Other. In addition, this Sublease does not incorporate by reference any other terms of the Overlease that, by their nature or purpose, are in Sublandlord’s reasonable judgment inapplicable or inappropriate to the subleasing of the Subpremises.

3.1.5. Dispute Resolution. Wherever the Overlease provides a dispute resolution procedure or a procedure to determine any matter relevant to this Sublease, if any dispute arises that relates in substantial part to the Subpremises, Sublandlord shall consult with Subtenant in exercising Sublandlord’s rights under or otherwise complying with such procedure pursuant to the Overlease. Provided that Sublandlord shall have acted in good faith, Subtenant shall be bound by the result of any such procedure. Subtenant shall have no separate right to invoke such procedure as between Sublandlord and Subtenant. Subtenant shall have no other right to participate in or be consulted regarding dispute resolution under the Overlease.

3.1.6. Representations and Warranties. To the extent that Overlandlord makes any representations and warranties in the Overlease: (a) Sublandlord represents and warrants to Subtenant that Sublandlord is not actually aware of any breach of such representations and warranties; and (b) if any such representations and warranties are breached, then Subtenant shall have no claim against Sublandlord except to the extent of an equitable allocation of any payment, settlement, or rent offset that Sublandlord obtains from Overlandlord because of such breach. References herein to Sublandlord’s “knowledge” shall refer only to the current actual knowledge of Sublandlord’s Chief Administrative Officer, without duty of investigation or further inquiry.

Further, Sublandlord represents and warrants that the Subpremises, including the improvements, fixtures, and furnishings therein, shall be clean, and in good working order, condition and repair on the earlier of the Early Access Date and the commencement of the Subpremises Improvements. The Sublandlord will have the floors cleaned prior to the Sublease Commencement Date.

3.1.7. Interaction of Sublease and Overlease. Wherever this Sublease conflicts with an incorporated term of the Overlease, as incorporated in this Sublease, this Sublease shall govern, but wherever reasonably possible such a conflict shall be resolved by treating Subtenant’s obligations under both documents as cumulative.

3.1.8. Notices. Except as otherwise provided herein, the time limits contained in the Overlease for the giving of notices, curing defaults, making payments, or demands or performing any act, condition or covenant (i) on Overtenant’s part, are changed for the purpose of incorporation herein by reference by shortening the same in each instance by three (3) business days, so that Subtenant shall have less time to observe or perform under this Sublease than Overtenant under the Overlease; provided, however, in no event shall Subtenant have less than two (2) business days to so observe or perform any such act, condition or covenant, and (ii) on

Overlandlord’s part, are changed for the purpose of incorporation herein by reference by lengthening the same in each instance by three (3) business days, so that Sublandlord shall have more time to observe or perform under this Sublease than Overlandlord under the Overlease. If Sublandlord or Subtenant receives any notice or demand from Overlandlord relating to this Sublease or the Subpremises, said party shall promptly give a copy thereof to the other.

3.2. Compliance with Overlease. Subtenant agrees, solely for the benefit of Sublandlord, to be bound by, and to fully comply with all obligations of Sublandlord arising under, the Overlease, except to the extent that this Sublease requires Sublandlord to perform any obligation under the Overlease, including Sublandlord’s payment of Sublandlord’s Rent under the Overlease. Subtenant shall do nothing that violates the Overlease.

3.3. Abatement Rights. Subtenant may not assert against Sublandlord any right to abate rent that may exist under the Overlease, but if any such right becomes relevant for the Subpremises, then Sublandlord, at Subtenant’s request, shall use reasonable efforts to pursue such abatement. Subtenant shall be entitled to an abatement against Subrent only equal to the lesser of (a) the dollar amount of the abatement that Sublandlord actually recovers on behalf of Subtenant to the extent such abatement arises from Overlandlord’s acts and omissions and is fairly allocated to the Subpremises by Sublandlord, based on square footage or (b) the amount of Subtenant’s Subrent for the part of the Subpremises that such abatement affects.

3.4. Payment of Sublandlord’s Rent. Provided that Subtenant complies with its payment obligations and material nonmonetary obligations under this Sublease (including payment of all Subrent when and as due), Sublandlord shall pay Overlandlord all rent required by the Overlease (“Sublandlord’s Rent”) within the applicable cure periods under the Overlease. This does not limit any express obligation of Subtenant in this Sublease to reimburse Sublandlord for any such rent or pay any other sum.

3.5. Rights and Benefits Under Overlease. To the extent not covered specifically in this Sublease and to the extent that they apply to the Subpremises, Subtenant shall have all the rights, privileges, and benefits granted to or conferred upon Sublandlord as Tenant under the Overlease, provided that Subtenant’s exercise of such rights, privileges, and benefits shall not cause Sublandlord to be in default under the Overlease.

3.5.1. Additional Costs. To the extent Subtenant requires services beyond those provided for in this Sublease, Subtenant shall contract directly with and pay Overlandlord for such services. Such services may include additional cleaning; freight car service; and loading dock security services (the “Additional Services”). Subtenant shall indemnify Sublandlord for any costs associated with the Additional Services. If Overlandlord refuses to deal directly with Subtenant about Additional Services, then Sublandlord shall have no liability to Subtenant. Sublandlord shall have no responsibility for Overlandlord’s failure to provide Additional Services except as this Sublease expressly provides.

3.6. Overlandlord’s Performance. Wherever the Overlease (as incorporated by reference in this Sublease) would require Sublandlord to provide any benefit or service, Subtenant shall be entitled to receive such benefit or service directly from Overlandlord under the Overlease. Sublandlord shall have no liability to Subtenant, and Subtenant’s obligations under this Sublease shall not be reduced, restricted, diminished, or deferred, if Sublandlord fails to provide any service or benefit required under the Overlease, or to perform any obligation under the Overlease, unless both: (a) Subtenant is not in default under this Sublease; and (b) Sublandlord’s failure results from Sublandlord’s default under the Overlease. Subtenant shall have no direct recourse against Overlandlord.

3.7. Preservation of Overlease. Subject to any provision of this Sublease to the contrary, so long as Subtenant is not in default under this Sublease, Sublandlord shall, with respect to all periods within the Sublease Term of this Sublease: (a) preserve the Overlease and keep the Overlease in full force and effect as it relates to the Subpremises; (b) not, without Subtenant’s written consent, agree to any amendment to the Overlease that would materially adversely affect Subtenant; (c) perform all its obligations under the Overlease, except any obligations Sublandlord contests in good faith; and (d) pay Overlandlord any sums payable to Overlandlord on account of entering into this Sublease. If Sublandlord enters into any amendment of the Overlease that would affect Subtenant, then Sublandlord shall promptly give Subtenant a copy (with terms that do not affect Subtenant deleted) and the definition of “Overlease” shall be deemed modified to reflect such amendment. Sublandlord shall continue to have the sole right to exercise any and all rights, privileges, and remedies under the Overlease, including Sublandlord’s right to terminate the Overlease in accordance with its terms.

3.8. Consent to Certain Matters. Notwithstanding anything to the contrary in this Sublease, Sublandlord’s consent shall be required for each of the following matters:

3.8.1. Alterations. Subtenant recognizes and acknowledges that Sublandlord may determine to use and occupy the Subpremises immediately after the Sublease Term and that Sublandlord’s configuration and fixturization of the Subpremises for Subtenant have been determined accordingly. Therefore, without limiting Sublandlord’s right to otherwise reasonably disapprove any Alterations Subtenant proposes, Sublandlord may disapprove any proposed Alterations if Sublandlord determines it would materially interfere with Sublandlord’s plans for the Subpremises after the Expiration Date, or otherwise materially diminish the utility of the Subpremises to Sublandlord after the Expiration Date. Notwithstanding the foregoing, Sublandlord may withhold its consent, for any reason or no reason, to: (a) any Alterations that would be located in or visible from public areas on any floor that includes any Reserved Premises; or (b) any Alterations that the Overlease would require Sublandlord to remove at the end of the term of the Overlease unless Subtenant agrees in writing to perform such removal before the end of the Sublease Term and provides such assurances of removal as Sublandlord shall reasonably request. The cost of any modification to the Subpremises, Building and/or Project arising from or as a result of this Sublease shall be, as between Overlandlord and Sublandlord, Sublandlord’s sole responsibility. Sublandlord, at Sublandlords’s option, shall have the right to perform any Subtenant requested Alterations, in which case Subtenant shall pay all Construction Costs (as defined in the Subpremises Improvements Work Letter with appropriate modifications thereof), and shall deposit the estimated amount of such Construction Costs with Sublandlord before Sublandlord commences work.

3.8.2. Additional Requirements. Wherever the Overlease requires Overlandlord’s consent to any action or matter (including any such consent that would be required to be obtained from Overlandlord if such action or matter arose under the Overlease), Subtenant must obtain both Sublandlord’s and Overlandlord’s consent to such action or matter. If Overlandlord consents to any action or matter requiring Overlandlord’s consent but not otherwise expressly referred to in this Sublease, then Sublandlord shall not unreasonably withhold consent to such action or matter.

3.9. Representations and Warranties. Sublandlord represents and warrants that the Overlease is the entire agreement between Overlandlord and Sublandlord relating to the Premises and is in full force and effect, and neither Sublandlord nor Overlandlord is in default beyond applicable cure periods under the Overlease. Subtenant represents and warrants to Sublandlord that Subtenant has reviewed and is fully familiar with the Overlease and the Subpremises. Except as this Sublease provides, neither party makes any representation or warranty about the Overlease, the Subpremises or any other matter.

3.10. Assignment and Subletting. Employees of Subtenant’s Affiliates may use the Subpremises without Sublandlord’s or Overlandlord’s consent.

4. Interaction of Estates; Effect on Overlandlord.

4.1. Priorities. This Sublease is unconditionally subject and subordinate to: (i) the Overlease, as amended from time to time in compliance with this Sublease; (ii) all estates and interests to which the Overlease is subject and subordinate, including any and all underlying ground leases and mortgages affecting Overlandlord’s estate, all as amended or entered into from time to time; and (iii) all the terms, conditions and covenants of items “i” and “ii.” If, pursuant to the Overlease, Overlandlord or Overlandlord’s ground lessor(s) or mortgagee(s) request(s) additional documentation (consistent with such limitations and requirements, if any, as the Overlease provides) to confirm the foregoing subordination, then Subtenant shall promptly execute it.

4.2. Event of Default. Upon an Event of Default, as such term is defined in the Overlease, Overlandlord may enforce the provisions of this Sublease, including collection of rent.

4.3. Termination of Overlease, Reentry or Repossession. In the event of termination of the Overlease for any reason, including without limitation a voluntary surrender by Sublandlord, or in the event of any reentry or repossession of the Subpremises by Overlandlord, Overlandlord may, at its option, either (i) terminate this Sublease or (ii) take over all of the right, title and interest of Sublandlord, as sublessor, under such Sublease, in which case Subtenant shall attorn to Overlandlord, but nevertheless Overlandlord shall not (1) be liable for any previous act or omission of Sublandlord under such Sublease (without limiting Overlandlord’s obligation to cure a default under the Sublease by Sublandlord that existed prior to the attornment and which continues after such attornment, to the extent such default is readily curable by Overlandlord once Subtenant has attorned to Overlandlord, and provided that in no event shall Overlandlord be liable to Subtenant for any damages that the Subtenant may have incurred by reason of a prior default by Sublandlord under this Sublease), (2) be subject to any defense or offset previously accrued in favor of the Subtenant against Sublandlord (without limiting Overlandlord’s obligation to cure a default under this Sublease by Sublandlord that existed prior to the attornment and which continues after such attornment, to the extent such default is readily curable by Overlandlord once Subtenant has attorned to Overlandlord, and provided that in no event shall Overlandlord be liable to Subtenant for any damages that Subtenant may have incurred by reason of a prior default by Sublandlord under this Sublease), or (3) be bound by any previous modification of this Sublease made without Overlandlord’s written consent, or by any previous prepayment by Subtenant of more than one month’s rent. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee, ground lessor or beneficiary, affecting any mortgage now or hereafter in force against the Building or Project (an “Underlying Mortgage”) in order to make such subordination effective. Subtenant, however, shall within ten (10) days of written notice from Overlandlord, execute a commercially reasonable certificate or document that Overlandlord may reasonably request to effectuate, evidence or confirm such subordination, and failure to do so shall be an Event of Default under this Sublease. Notwithstanding the forgoing, the mortgagee, ground lessor or beneficiary of an Underlying Mortgage may elect, at any time by notice given to Subtenant, to subordinate such Underlying Mortgage to this Lease, and no further instrument of subordination shall be required to make such subordination of the Underlying Mortgage effective. Subtenant, however, shall execute promptly any certificate or document requested to effectuate, evidence or confirm such subordination, and failure to do so shall be an Event of Default under this Sublease.

4.4. No Effect on Overlease, Overlandlord. Notwithstanding anything to the contrary in this Sublease, including Overlandlord’s consent to this Sublease: (a) Overlandlord shall have no obligations of any kind to Subtenant; and (b) the Overlease remains in full force and effect between Overlandlord and Sublandlord. Nothing in this Sublease (except upon termination of the Overlease if Overlandlord exercises its right to require Subtenant to recognize and attorn to Overlandlord) shall create any privity or contractual or landlord-tenant relationship of any kind between Overlandlord and Subtenant but Overlandlord shall be a third party beneficiary of Subtenant’s obligations under this Sublease that correspond to obligations of Sublandlord under the Overlease, and shall be entitled to enforce this Sublease.

4.5. Termination of Overlease. If the Overlease terminates for any reason, then, as between Sublandlord and Subtenant, the Sublease Term shall automatically terminate one minute before such termination unless Overlandlord elects or agrees otherwise in writing. Sublandlord’s and Subtenant’s obligations, as between Sublandlord and Subtenant, under this Sublease shall automatically and immediately cease and terminate upon any such expiration of the Sublease Term, but this shall not limit (1) either party’s obligations and liability that accrued before the date of, or as a result of, such termination or (2) Subtenant’s obligations to vacate the Subpremises and return the Subpremises to Sublandlord in the condition required by this Sublease.

5. Leasing Covenants.

5.1. Delivery - Beginning and End of Sublease Term. With the exception of the “Subpremises Improvements” as described in the subpremises improvements work letter previously approved by the parties and attached hereto as Exhibit S-D (the “Subpremises Improvements Work Letter”), Sublandlord shall deliver to Subtenant, and Subtenant shall accept, the Subpremises in its current “AS IS” condition and Sublandlord shall have no obligation, either as to payment or performance, to remodel or renovate the Subpremises or any portion thereof for Subtenant’s use. Sublandlord makes no representation or warranty as to the number of rentable square feet that constitute the Subpremises. Sublandlord shall deliver the Subpremises to the Subtenant vacant other than the furniture described on Exhibit S-E attached hereto. Any remodeling or renovation of the Subpremises required for Subtenant’s use thereof shall be the sole responsibility of Subtenant. Subtenant further acknowledges that no representations with respect to the condition of any fixtures, equipment or furnishing therein contained, have been made to Subtenant. Subtenant shall not perform any work or alterations in preparing the Subpremises for occupancy, or otherwise during the Sublease Term of this Sublease, without the prior written consent of both Sublandlord and Overlandlord.

The Subpremises Improvements Work Letter is part of this Sublease and incorporated herein as if each of the provisions set forth therein were set forth herein.

If the Subpremises are not tendered to Subtenant in the condition required hereby on or before the Sublease Commencement Date, for any reason whatsoever (other than Sublandlord’s willful, intentional and wrongful refusal to deliver such space), Sublandlord shall not be liable for any damage thereby, this Sublease shall not be void or voidable thereby, and the Sublease Term shall not commence until Sublandlord tenders possession thereof to Subtenant in the condition required hereby.

At the end of the Sublease Term Subtenant shall remove from the Subpremises all of Subtenant’s furniture, belongings, personal property, trash, debris, and all other movable items of any kind in accordance with the Overlease and Subtenant shall return all of the furniture listed on Exhibit S-E to Sublandlord in its condition as of the Execution Date, reasonable wear and tear excepted.

5.2. Insurance. Subtenant shall provide all insurance required by Article 10 of the Overlease, as incorporated in this Sublease, for the Subpremises during the Sublease Term and shall deliver to Sublandlord upon execution of this Sublease and at least thirty (30) days before expiration of each insurance policy, certificates of such insurance. Such certificates shall: (a) designate Sublandlord and Overlandlord as additional insureds; and (b) provide that the insurance they evidence shall not be cancelled or terminated without thirty (30) days prior written notice to Sublandlord and Overlandlord. A copy of Subtenant’s initial certificate of insurance is attached hereto as Exhibit S-F.

5.3. Default; Remedies. Notwithstanding anything to the contrary in this Sublease, if Subtenant defaults in performing any obligation under this Sublease or commits a default under this Sublease, including the terms of the Overlease as incorporated in this Sublease, then Subtenant shall remedy such default within the applicable cure period (if any as amended by the Sublease), which period shall automatically commence to run against Subtenant at the same time it commences to run against Sublandlord provided that (in the case of a default by Subtenant under the Overlease) Sublandlord gives Subtenant, with reasonable promptness after receipt by Sublandlord, a copy of Overlandlord’s notice of default. An “Event of Default” shall exist if (a) Subtenant fails to so remedy any such default, (b) an Event of Default occurs under the Overlease as a result of any breach, default or act by Subtenant, or (c) an Event of Default occurs under the Overlease as incorporated into this Sublease. If Subtenant fails to perform its obligations under this Sublease (including the Overlease as incorporated by reference), then Sublandlord shall be entitled to exercise against Subtenant all remedies provided for in the Overlease (as incorporated by reference) in the case of Sublandlord’s default under the Overlease, and any other remedies available at law or in equity. If an Event of Default occurs, then Sublandlord shall be entitled to exercise against Subtenant all remedies provided for in the Overlease (as incorporated by reference) in the case of Sublandlord’s Event of Default under the Overlease, and any other remedies available at law or in equity. To the extent that Subtenant’s default under this Sublease causes Sublandlord to incur liability to Overlandlord or any loss, cost, damage or expense to Overlandlord, including payment of any holdover rent or other damages to Overlandlord (for Sublandlord’s Premises or any part of it), Subtenant shall indemnify, defend, and hold harmless Sublandlord against all such liability, loss, cost, damage, and expense, including the payment of reasonable attorneys’ fees.

5.4. Signage. Subtenant’s signage shall be limited to those signs provided by Sublandlord and for which Sublandlord shall be reimbursed by Subtenant, which signage shall be comprised of the following: (1) one of Building’s standard premises signage to be located at the suite entry; and (2) one Building standard sign strip to be located in the main lobby directory located on the first floor, each of which shall be subject to requirements and restrictions set forth in the Overlease. Further, Sublandlord shall provide lobby elevator signage for Subtenant that is equally prominent with the current lobby elevator signage for Sublandlord.

6. Miscellaneous.

6.1. Defined Terms. Capitalized terms used herein but not defined herein shall have the meanings given to them in the Overlease (as such terms may be modified by this Sublease). Exhibit S-G attached hereto provides a list of the terms defined in this Sublease.

6.2. Attorneys’ Fees. If this Sublease is the subject of any litigation (including litigation to enforce an indemnity), then the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys’ fees.

6.3. Further Assurances. Each party shall execute and deliver such further documents, and perform such further acts, as may be reasonably necessary to achieve the intent of the parties as expressed in this Sublease. In the case of the Overlandlord and Sublandlord, they agree to execute such documents as Subtenant’s lenders may reasonably require to preserve the lenders’ rights to access Subtenant’s personal property under certain circumstances (i.e., Landlord’s Consent to Removal of Personal Property.) Each party shall deliver reasonable estoppel certificates within ten days after request by the other party.

6.4. Interpretation. Although the first draft of this Sublease was prepared by Sublandlord, this Sublease shall not be construed against whichever party was the “drafter” of this Sublease. Wherever either party agrees not to unreasonably withhold consent to any matter, such consent shall not be unreasonably conditioned or delayed. The word “include” and its variants shall in each case be interpreted as if followed by the words: “without limitation.”

6.5. Execution. This Sublease shall not be effective in any way (or create any obligations of any kind) unless and until it has been executed and delivered by both parties. This Sublease or any amendment hereto may be executed by facsimile transmission or by email. Any party executing this Sublease or any amendment hereto by facsimile transmission or by email covenants to promptly deliver four original executed counterparts of this Sublease (or amendment hereto) to the other party. This Sublease may be executed in counterparts.

6.6. Assignment of Overlease. If Sublandlord assigns the Overlease, then Sublandlord shall simultaneously assign this Sublease to the same assignee and require such assignee to assume Sublandlord’s obligations under this Sublease, and Sublandlord shall be released from all of its obligations hereunder.

6.7. Overlandlord’s Consent. This Sublease shall be of no force or effect unless and until consented to by Overlandlord (which consent shall be deemed to include any consent to the sublease of parking spaces required under Article 28 of the Overlease and consent to the use of the Subpremises by employees of Subtenant’s affiliates as set forth in Section 3.10 hereof), by Overlandlord’s executing either: (a) the Overlandlord’s Consent at the end of this Sublease; or (b) Overlandlord’s standard form of sublease consent, if any, provided that such standard form of sublease consent is unconditional (other than a condition requiring execution by Sublandlord or Subtenant) and irrevocable and does not require Subtenant or Sublandlord to make any payment or assume any material obligation not expressly required by this Sublease or by the express terms of the Overlease (the “Standard Overlandlord Consent”). Sublandlord shall promptly submit this fully executed Sublease to Overlandlord for Overlandlord’s consent. Sublandlord shall promptly notify Subtenant if and when Sublandlord’s consent has been obtained. If Sublandlord does not obtain Overlandlord’s consent on or before March 31, 2012, then at any time before such consent has actually been obtained either party may, by notice to the other, terminate this Sublease and upon such termination neither party shall have any further rights or obligations under this Sublease. Sublandlord and Subtenant each agrees to execute the Standard Overlandlord Consent if required by its terms. Notwithstanding anything to the contrary in this Sublease, Subtenant shall not enter into possession of the Subpremises unless and until Overlandlord shall have consented to this Sublease. Nothing in this paragraph shall expand Overlandlord’s right to withhold consent to this Sublease beyond any such rights as Overlandlord may have under the Overlease.

No Further Text on This Page.

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the Execution Date.

SUBLANDLORD

RELATIONAL INVESTORS, LLC

/s/ David Demarest
By:	David Demarest
Its:	CAO

Date Executed: April 12, 2012

SUBTENANT

ZOGENIX, INC.

/s/ Roger Hawley
By:	Roger L. Hawley
Its:	CEO

Date Executed: April 12, 2012

[Signature Page to Sublease]

Attachments:

Exhibit S-A = Redacted Overlease

Exhibit S-B = Description of Subpremises

Exhibit S-C = Subrent Schedule

Exhibit S-D = Sublandlord Work Letter

Exhibit S-E= Furniture Inventory

Exhibit S-F= Subtenant’s Initial Certificate of Insurance

Exhibit S-G= Sublease Defined Terms

EXHIBIT S-A

REDACTED OVERLEASE

DEL MAR CORPORATE CENTRE

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between KILROY REALTY, L.P., a Delaware limited partnership (“Landlord”), and RELATIONAL ADVISORS, LLC, a Delaware limited liability company, and RELATIONAL INVESTORS, LLC, a Delaware limited liability company (collectively, as “Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION
1. Date:	June 1, 2004.

2. Premises:

2.1 Building:	That certain six (6)-story, “Class-A” office building (the “Building”), located at 12400 High Bluff Drive, San Diego, California 92130, which Building contains 208,961 rentable (193,766 usable) square feet of space.

2.2 Premises:	33,289 rentable (31,136 usable) square feet of space, consisting of the entire sixth (6th) floor of the Building, together with the adjacent exterior balcony on the sixth (6th) floor of the Building, which Premises is commonly known, collectively, as Suite 600, as further set forth in Exhibit A to the Office Lease.

2.3 Project:	The Building is the primary component of that certain single building office project known as “Del Mar Corporate Centre,” as further set forth in Section 1.1.2 of this Lease.

3. Lease Term (Article 2):

3.1 Length of Term:	Approximately nine (9) years and eleven (11) months.

3.2 Lease Commencement Date:	December 15, 2004.

3.3 Lease Expiration Date:	November 30, 2014.

3.4 Option Term(s):	Two (2) five (5)-year option(s) to renew, as more particularly set forth in Section 2.2 of this Lease.

4.	Base Rent (Article 3):

Lease Year	Annualized Base Rent*	Monthly Installment of Base Rent*	Monthly Rental Rate per Rentable Square Foot*
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

*

The initial Annual Base Rent (and Monthly Installment of Base Rent) was calculated by multiplying the initial Monthly Rental Rate per Rentable Square Foot by the number of rentable square feet of space in the Premises. In all subsequent Lease Years, the calculation of Annual Base Rent (and Monthly Installment of Base Rent) reflects an annual increase of three percent (3.0%). Notwithstanding the calculations identified above, (i) in each instance the resulting Monthly Installment of Base Rent was rounded up or down, as applicable, to the nearest twenty-five cents ($0.25), (ii) the Annual Base Rent is, therefore, an amount equal to exactly twelve (12) times such rounded Monthly Installment of Base Rent amount, and (iii) the Monthly Rental Rate per Rentable Square Foot is, for all years following the first (1st) Lease Year, only an approximation for reference purposes only.

5. Base Year (Article 4):	Calendar year 2005.

6. Tenant’s Share (Article 4):	15.9307%.

7. Permitted Use (Article 5):	Tenant shall use the Premises solely for general office use and uses incidental thereto to the extent the same comply with applicable laws and zoning and are consistent with the character of the Project as a first-class office building Project.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

8. Security Deposit (Article 21):	$[***]

9. Parking Pass Ratio (Article 28):	Four and one-half (4 1/2) parking passes for every 1,000 rentable square feet of the Premises, of which (i) twenty-five (25) passes shall be for the use of individually designated reserved covered parking spaces, and (ii) the remaining passes shall be for the use of non-reserved parking spaces, all as more particularly set forth in Article 28.

10. Address of Tenant (Section 29.18):

Prior to Lease Commencement Date:

Relational Advisors, LLC

11975 El Camino Real, Suite 300

San Diego, California 92130

Attention: James J. Zehentbauer

                 Managing Member

and

Relational Advisors, LLC

11975 El Camino Real, Suite 300

San Diego, California 92130

Attention: Lisa Marsh

                 Administrative Manager

with a copy to:

Charles Marvin III, Esq.

120 Birmingham Drive, Suite 200

Cardiff, California 92207

After Lease Commencement Date: Relational Advisors, LLC 12400 High Bluff, Suite 600 San Diego, California 92130 Attention: James J. Zehenbaurer Managing Member

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

and

Relational Advisors, LLC

12400 High Bluff, Suite 600

San Diego, California 92130

Attention: Lisa Marsh

                 Administrative Manager

with a copy to:

Charles Marvin III, Esq.

120 Birmingham Drive, Suite 200

Cardiff, California 92207

11. Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

12. Broker(s) (Section 29.24):	Colliers International 4660 La Jolla Village Drive, Suite 200 San Diego, California 92122 Attention: Thomas T. Nicholas

13. Tenant Improvement Allowance (Section 2 of Exhibit B):	$[***] (which amount was calculated based upon (i) $[***] per Rentable Square Foot for each of the 33,289 Rentable Square Feet of space in the Premises, less (ii) the sum of $[***], which represents the cost of the pre-stocked drywall and metal studs previously paid for by Landlord, which is currently located on the sixth (6th) floor of the Building, and which shall be utilized in the construction of the Tenant Improvements).

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions (the “TCCs”) herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such TCCs by it to be kept and performed and that this Lease is made upon the condition of such performance. The outline of the Premises is set forth in Exhibit A attached hereto; provided, however, the parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair, subject only to punchlist items, latent defects and Landlord’s obligations set forth in Article 7 of this Lease.

1.1.2 The Building and The Project. The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”). The Building is part of a three (3)-building office project known as “Del Mar Corporate Centre.” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, and (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located.

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.” The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project designated as such by Landlord. The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord; provided, however, the restrooms located on and serving the sixth (6th) floor of the Building shall designated for use solely by the occupants of the sixth (6th) floor of the Building; provided further, however, that to the extent the Premises is demised on a full-floor basis (i.e., to the extent the same is demised without any interior corridors or an interior corridor requirement), Tenant shall have (subject to the TCCs of Article 27), sole right of access to, and use of, such restrooms. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time, provided that such rules, regulations and restrictions do not unreasonably and materially interfere with the rights granted to Tenant under this Lease and the permitted use granted under Section 5.1, below. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided that no such changes shall unreasonably and materially interfere with the rights granted to Tenant under this Lease, the permitted use granted under Section 5.1, below, or Tenant’s right of access to the Premises. Except when and where Tenant’s right of access is specifically excluded in this Lease, Tenant shall have the right of access to the Premises, the Building, and the Project parking facility twenty-four (24) hours per day, seven (7) days per week during the “Lease Term,” as that term is defined in Section 2.1, below.

1.2 Stipulation of Rentable Square Feet of Premises and Building. For purposes of this Lease, “rentable square feet” of the Premises shall be deemed as set forth in Section 2.2 of the Summary and the rentable square feet of the Building shall be deemed as set forth in Section 2.1 of the Summary. Landlord and Tenant hereby acknowledge and agree that such determination was calculated pursuant to Standard Method of Measuring Floor Area in Office Building, ANSI Z65.1 - 1996 (“BOMA”).

ARTICLE 2

LEASE TERM; OPTION TERM(S)

2.1 Initial Lease Term. The TCCs and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date (i.e., December 15, 2004) and shall end on the last day of the eleventh full calendar month following such Lease Commencement Date (i.e., November 30, 2005), and the second (2nd) and each succeeding Lease Year shall commence on the first day of the next calendar month (i.e., December 1st); and further provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) business days of receipt thereof.

2.2 Option Term(s).

2.2.1 Option Right. Landlord hereby grants the tenants originally named in this Lease (collectively, the “Original Tenants” and each an “Original Tenant”), their “Affiliates,” as that term is set forth in Section 14.8 of this Lease, and any permitted assignee of either Original Tenant’s entire interest in this Lease approved by Landlord pursuant to Article 14 of this Lease (as so permitted, a “Permitted Assignee”), two (2) options to extend the Lease Term for the entire Premises, each by a period of five (5) years (each, an “Option Term”). Such option shall be exercisable only by Notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Notice, (i) Tenant is not then in economic or material non-economic default under this Lease (beyond any applicable notice and cure periods), (ii) Tenant has not been in economic or material non-economic default under this Lease (beyond any applicable notice and cure periods) more than once during the prior twelve (12) month period, and (iii) Tenant has not been in economic or material non-economic default under this Lease (beyond any applicable notice and cure periods) more than three (3) times during the immediately preceding five (5) year period. Upon the proper exercise of such option to extend, and provided that, as of the end of the then applicable Lease Term, (A) Tenant is not in economic or material non-economic default under this Lease (beyond any applicable notice and cure periods), (B) Tenant has not been in economic or material non-economic default under this Lease (beyond any applicable notice and cure periods) more than once during the prior twelve (12) month period, and (C) Tenant has not been in economic or material non-economic default under this Lease (beyond any applicable notice and cure periods) more than three (3) times during the immediately preceding five (5) year period, then the Lease Term, as it applies to the entire Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall only be exercised by either of the Original Tenants, their Affiliates and/or a Permitted Assignee (and not any other assignee, sublesee or other transferee of the Original Tenant’s interest in this Lease) if the Original Tenants (or either of them), their Affiliates and/or such Permitted Assignee is in occupancy of at least seventy-five percent (75%) of the entire then-existing Premises.

2.2.2 Option Rent. The Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the Market Rent as set forth below; provided, however, that the average annual, effective (including free rent, if applicable, on a straight line basis) base rent component of Market Rent, shall not be lower than the then existing “Base Rent,” as that term is set forth in Article 3 of this Lease, in effect immediately prior to the commencement of such Option Term. For purposes of this Lease, the term “Market Rent” shall mean rent (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants, as of the commencement of the applicable term are, pursuant to transactions completed within the twenty-four (24) months prior to the first day of the applicable Option Term, leasing non-sublease, non-encumbered, non-synthetic, non-equity space (unless such space was leased pursuant to a definition of “fair market” comparable to the definition of Market Rent) comparable in size, location (including freeway access and signage visibility) and quality to the Premises for a “Comparable Term,” as that term is defined in this Section 2.2.2 (the “Comparable Deals”), which comparable space is located in the “Comparable Buildings,” as that term is defined in this Section 2.2.2, giving appropriate consideration to the annual rental rates per rentable square foot (adjusting the base rent component of such rate to reflect a net value after accounting for whether or not utility expenses are directly paid by the tenant such as

Tenant’s direct utility payments provided for in Section 6.1 of this Lease), the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, and taking into consideration only, and granting only, the following concessions (provided that the rent payable in Comparable Deals in which the terms of such Comparable Deals are determined by use of a discounted fair market rate formula shall be equitably increased in order that such Comparable Deals will not reflect a discounted rate) (collectively, the “Rent Concessions”): (a) rental abatement concessions or build-out periods, if any, being granted such tenants in connection with such comparable spaces; (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account the value of the existing improvements in the Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by general office users as contrasted with this specific Tenant, (c) Proposition 13 protection, and (d) all other monetary concessions, if any, being granted such tenants in connection with such comparable space; provided, however, that notwithstanding anything to the contrary herein, no consideration shall be given to the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable term or the fact that the Comparable Deals do or do not involve the payment of real estate brokerage commissions. The term “Comparable Term” shall refer to the length of the lease term, without consideration of options to extend such term, for the space in question. In addition, the determination of the Market Rent shall include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s rent obligations during any Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions upon tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). If in determining the Market Rent, Tenant is entitled to a tenant improvement or comparable allowance for the improvement of the Premises (the “Option Term TI Allowance”), Landlord may, at Landlord’s sole option, elect any or a portion of the following: (A) to grant some or all of the Option Term TI Allowance to Tenant in the form as described above (i.e., as an improvement allowance), and/or (B) to reduce the rental rate component of the Market Rent to be an effective rental rate which takes into consideration that Tenant will not receive the total dollar value of such excess Option Term TI Allowance (in which case the Option Term TI Allowance evidenced in the effective rental rate shall not be granted to Tenant). The term “Comparable Buildings” shall mean the Building and other first-class office buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation as to the building containing the portion of the Premises in question), quality of construction, level of services and amenities (including the type (e.g., surface, covered, subterranean) and amount of parking), size and appearance, and are located in the Del Mar area of San Diego, California (the (“Comparable Area”).

2.2.3 Exercise of Option. The option contained in this Section 2.2 shall be exercised by the Original Tenants (or either of them), their Affiliates and/or a Permitted Assignee, if at all, only in the manner set forth in this Section 2.2.3. Tenant shall deliver notice (the “Exercise Notice”) to Landlord not more than eighteen (18) months nor less than fifteen (15) months prior to the expiration of the then-existing Lease Term, stating that Tenant is exercising its option. Concurrently with such Exercise Notice, Tenant shall deliver to Landlord

Tenant’s calculation of the Market Rent (the “Tenant’s Option Rent Calculation”). Landlord shall deliver notice (the “Landlord Response Notice”) to Tenant on or before the date which is thirty (30) days after Landlord’s receipt of the Exercise Notice and Tenant’s Option Rent Calculation (the “Landlord Response Date”), stating that (A) Landlord is accepting Tenant’s Option Rent Calculation as the Market Rent, or (B) rejecting Tenant’s Option Rent Calculation and setting forth Landlord’s calculation of the Market Rent (the “Landlord’s Option Rent Calculation”). Within thirty (30) days of its receipt of the Landlord Response Notice, Tenant may, at its option, accept the Market Rent contained in the Landlord’s Option Rent Calculation. If Tenant does not affirmatively accept or Tenant rejects the Market Rent specified in the Landlord’s Option Rent Calculation, the parties shall follow the procedure, and the Market Rent shall be determined as set forth in Section 2.2.4.

2.2.4 Determination of Market Rent. In the event Tenant objects or is deemed to have objected to the Market Rent, Landlord and Tenant shall attempt to agree upon the Market Rent using reasonable good-faith efforts. If Landlord and Tenant fail to reach agreement within sixty (60) days following Tenant’s objection or deemed objection to the Landlord’s Option Rent Calculation (the “Outside Agreement Date”), Tenant may rescind the Exercise Notice by delivery written notice of such election to Landlord within five (5) business days following the Outside Agreement Date (the “Rescission”), in which event (A) such Election Notice shall be deemed never to have been delivered, (B) Tenant shall be deemed to waive any right to extend the Lease Term pursuant to the TCCs of this Section 2.2, and (C) this Lease shall expire on the last day of the then existing Lease Term or any earlier termination. Unless such Rescission is timely received by Landlord pursuant to the TCCs of the foregoing sentence, then the Election Notice shall be ratified and (i) in connection with the Option Rent, Landlord’s Option Rent Calculation and Tenant’s Option Rent Calculation, each as previously delivered to the other party, shall be submitted to the arbitrators pursuant to the TCCs of this Section 2.2.4, and (ii) in connection with any other contested calculation of market Rent, the parties shall each make a separate determination of the Market Rent and shall submit the same to the arbitrators pursuant to the TCCs of this Section 2.2.4. The submittals shall be made concurrently with the selection of the arbitrators pursuant to this Section 2.2.4 and shall be submitted to arbitration in accordance with Section 2.2.4.1 through 2.2.4.7 of this Lease, but subject to the conditions, when appropriate, of Section 2.2.3.

2.2.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker, appraiser or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of first-class office buildings in the Comparable Area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Market Rent, is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.2 of this Lease. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed (“Advocate Arbitrators”).

2.2.4.2 The two Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator agree upon and appoint a third arbitrator (“Neutral

Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators except that neither the Landlord or Tenant or either party’s Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior to subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

2.2.4.3 The three arbitrators shall within thirty (30) days of the appointment of the Neutral Arbitrator reach a decision as to Market Rent and determine whether the Landlord’s or Tenant’s determination of Market Rent as submitted pursuant to Section 2.2.4.1 and Section 2.2.3 of this Lease is closest to Market Rent as determined by the arbitrators and simultaneously publish a ruling (“Award”) indicating whether Landlord’s or Tenant’s submitted Market Rent is closest to the Market Rent as determined by the arbitrators. Following notification of the Award, the Landlord’s or Tenant’s submitted Market Rent determination, whichever is selected by the arbitrators as being closest to Market rent shall become the then applicable Market Rent.

2.2.4.4 The Award issued by the majority of the three arbitrators shall be binding upon Landlord and Tenant.

2.2.4.5 If either Landlord or Tenant fail to appoint an Advocate Arbitrator within fifteen (15) days after the applicable Outside Agreement Date, either party may petition the presiding judge of the Superior Court of San Diego County to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

2.2.4.6 If the two Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of San Diego County to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

2.2.4.7 The cost of arbitration shall be paid by Landlord and Tenant equally.

ARTICLE 3

BASE RENT

Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any such fractional month shall accrue on a daily basis during such fractional month and shall total an amount equal to the product of (i) a fraction, the numerator of which is the number of days in such fractional month and the denominator of which is the actual number of days occurring in such calendar month, and (ii) the then-applicable Monthly Installment of Base Rent. All other payments or adjustments required to be made under the TCCs of this Lease that require proration on a time basis shall be prorated on the same basis.

ARTICLE 4

ADDITIONAL RENT

4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2, respectively, of this Lease, which are in excess of the amount of Direct Expenses applicable to the “Base Year,” as that term is defined in Section 4.2.1, below; provided, however, that in no event shall any decrease in Direct Expenses for any Expense Year below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the TCCs of this Lease, are hereinafter collectively referred to as the “Additional Rent,” and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 (to the extent accruing during the Lease Term or any holdover period pursuant to the TCCs of Article 16 of this Lease) shall survive the expiration of the Lease Term; provided, however, that Landlord shall bill Tenant for such Additional Rent within one (1) year following the calendar year in which the Lease Term expires, except to the extent such failure to timely furnish such bill as to any particular item includable as Additional Rent is beyond Landlord’s reasonable control (e.g., tax assessments that are late in arriving from the assessor), in which case such one (1) year limit shall not be applicable.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Base Year” shall mean the period set forth in Section 5 of the Summary.

4.2.2 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change,

Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4 “Operating Expenses” shall be calculated under accounting principles consistently applied from year to year and shall mean all expenses, costs and amounts of every kind and nature which, in accordance with sound real estate management principles (consistently applied), Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project; provided, however, that if Landlord does not carry earthquake/flood insurance for the Project and/or the Building during any part of the Base Year but subsequently obtains earthquake/flood insurance for the Project and/or the Building during the Lease Term, then from and after the date upon which Landlord obtains such earthquake/flood insurance and continuing throughout the period during which Landlord maintains such insurance, Operating Expenses for the Base Year shall be deemed to be increased by the amount of the premium Landlord reasonably estimates it would have incurred had Landlord maintained such insurance for the same period of time during the Base Year as such insurance was maintained by Landlord during such subsequent Expense Year; provided further, however, any such earthquake/flood insurance shall be subject to Tenant’s reasonable approval (Tenant acknowledging and agreeing, however, that it shall be deemed unreasonable for Tenant to withhold such consent to the extent (A) such earthquake/flood insurance is mandated by applicable governmental entities or Landlord’s lender, or (B) landlords of Comparable Buildings are requiring such earthquake/flood insurance policies be maintained and Landlord’s earthquake/flood insurance policy is commercially reasonably vis-à-vis such third party policies); (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project; (vi) fees and other costs, including management fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project (which fees shall be commercially reasonable vis-à-vis the competitive fees being charged for similar services at Comparable Buildings in the Comparable Area); (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons (other than persons generally considered to be higher in rank than the position of Regional Asset Manager) engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Building; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof (which amortization calculation shall include interest at the “Interest Rate,” as that term is set forth in Article 25 of this Lease); (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (D) that are required under any governmental law or regulation by a federal, state or local governmental agency, except for capital repairs, replacements or other improvements to remedy a condition existing prior to the Lease Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Lease Commencement Date, would have then required to be remedied pursuant to then-current governmental laws or regulations in their form existing as of the Lease Commencement Date and pursuant to the then-current interpretation of such governmental laws or regulations by the applicable governmental authority as of the Lease Commencement Date; provided, however, that any capital expenditure shall be amortized with interest at the “Interest Rate,” as that term is set forth in Article 25 of this Lease, over the shorter of (X) seven (7) years, or (Y) its useful life as Landlord shall reasonably determine in accordance with sound real estate management and accounting principles; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below; and (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a) costs, including marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

(b) except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest;

(c) costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(d) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord’s general corporate overhead and general and administrative expenses;

(f) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g) amount paid as ground rental for the Project by the Landlord;

(h) overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(j) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project ;

(k) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

(m) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(n) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(o) costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

(p) costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence, or which resulted from events or activities which occurred, in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto;

(q) advertising and promotional expenditures;

(r) costs arising from Landlord’s charitable or political contributions;

(s) supervisory fees, overhead or profit to Landlord (1) for Landlord’s repairs or maintenance services, except to the extent that (i) the percentage of the cost of such services resulting in such fees, overhead or profit is consistent with the percentage rate commonly charged by third party managers of service providers in the vicinity of the Project and (ii) the total cost of such fees, overhead or profit included in Operating Expenses is consistent with the total cost associated with such services commonly charged by comparable providers in the vicinity of the Project, or (2) relating to Tenant’s alterations or repairs;

(t) construction costs, development fees, permits and similar costs relating to Landlord’s construction of the initial Base Shell and Core (as defined in the Tenant Work Letter), and any costs associated with correcting any defects in the construction of such Landlord Work;

(u) the cost of any after-hour utilities or other services provided to a tenant of the Project, which are available to Tenant without additional charge, or for which Landlord is entitled to receive direct payment from the requesting tenant; and

(v) operating reserves or contingency amounts in excess of the percentage of Operating Expenses allocated thereto in the Base Year.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least ninety-five percent (95%) occupied during all or a portion of the Base Year or any Expense Year, Landlord may elect to make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Operating Expenses for the Base Year shall not include market-wide cost increases (including utility rate increases) due to extraordinary circumstances, including, but not limited to, Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, or amortized costs relating to capital improvements. In no event shall the components of Direct Expenses for any Expense Year related to Project utility, services, or insurance costs be less than the components of Direct Expenses related to Project utility, services, or insurance costs in the Base Year. Landlord shall not (i) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others and (ii) subject to Landlord’s right to adjust the components of Operating Expenses described above in this paragraph, collect Operating Expenses from Tenant and all other tenants in the Building in an amount in excess of what Landlord incurs for the items included in Operating Expenses. If Landlord, in any Expense Year following the Base Year, begins providing any new services, then for such period of time in which such new services apply, Operating Expenses for the Base Year shall be increased by the amount that Landlord reasonably determines it would have incurred had Landlord provided such new service during the same period of time during the Base Year as such new service was provided during such subsequent Expense Year. Notwithstanding the foregoing, no adjustment to the Operating Expenses for the Base Year shall occur to the extent such new service (1) is attributable to Tenant’s particular use of the Premises (as opposed to office use generally), in which case Landlord may elect (Y) to include the cost of such new services in Operating Expenses, or (Z) to invoice Tenant directly for such costs, depending upon the nature of the service and the extent to which the need for such service is directly attributable to Tenant’s particular use, as determined in Landlord’s reasonable discretion, (2) is being offered by landlords in the majority of Comparable Buildings, or (3) is required by “Applicable Laws,” as that Term is set forth in Article 24. If Landlord, in any Expense Year after the Base Year, discontinues any service, then for such period of time in which such services are discontinued, Operating Expenses for the Base Year shall be decreased by the amount that Landlord reasonably determines it incurred for such service throughout the Base Year.

4.2.5 Taxes.

4.2.5.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), excluding fines, default interest and penalties (unless due to Tenant’s failure to pay Additional Rent when due), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof. All assessments shall be paid by Landlord in the maximum number of installments permitted by law and shall not be included as Tax Expenses except in the year in which the assessment installment is actually paid.

4.2.5.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises (provided that Tax Expenses shall not include any documentary transfer taxes associated with the conveyance of Landlord’s interest in any portion of the Project); provided, however, in no event shall Tax Expenses include items paid by Tenant under Section 4.5 of this Lease.

4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Except as set forth in Section 4.2.5.4, below, refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the TCCs of this Lease; provided, however, Landlord shall diligently pursue an appeal thereof should Tenant reasonably conclude that such increase is not warranted. Notwithstanding anything to the contrary contained in this Section 4.2.5.3 (except as set forth in Section 4.2.5.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.5.4 Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be included in Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge that this Section 4.2.5.4 is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory two percent (2.0%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13, which shall be governed pursuant to the terms of Sections 4.2.5.1 through 4.2.5.3, above.

4.2.5.5 Landlord shall not voluntarily issue any assessments or bonds for the Project which would increase Tenant’s payment of Tax Expenses without Tenant’s prior written consent.

4.2.6 “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.

4.2.7 “Operating Expense Budget” shall mean the estimated Operating Expenses for the Base Year prepared by Landlord and attached hereto as Exhibit G. Tenant acknowledges that the Operating Expense Budget is merely an estimate and that actual Operating Expenses may exceed or be less than the Operating Expense Budget for the Base Year.

4.3 Intentionally Omitted.

4.4 Calculation and Payment of Additional Rent. If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Direct Expenses for such Expense Year exceeds Tenant’s Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the “Excess”).

4.4.1 Statement of Actual Building Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant following the end of each Expense Year, but in no event later than June 1, a statement (the “Statement”) which shall state in general major categories the Building Direct Expenses incurred or accrued for the Base Year or such preceding

Expense Year, as applicable, and which shall indicate the amount of the Excess. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from collecting the Excess for a period of one (1) year after the expiration of the Expense Year for which the Statement applies, except where the failure to timely furnish the Statement as to any particular item includable in the Statement is beyond Landlord’s reasonable control (e.g. tax assessments that are late in arriving from the assessor), in which case such one (1) year limit shall not be applicable. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Building Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

4.4.2 Statement of Estimated Building Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”), but in no event later than July 1, which shall set forth in general major categories Landlord’s commercially reasonable estimate (the “Estimate”) of what the total amount of Building Direct Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Building Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Building Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Additional Rent under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the second to last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant. Throughout the Lease Term Landlord shall maintain books and records with respect to Building Direct Expenses in accordance with generally accepted real estate accounting and management practices, consistently applied.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1 Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2 If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than [***] per rentable square foot of the Premises, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.6 Landlord’s Books and Records.

4.6.1 Tenant’s Review and Audit Rights. Upon Tenant’s written request given not more than ninety (90) days after Tenant’s receipt of a Statement for a particular Expense Year, and provided that Tenant is not then in default under this Lease beyond the applicable cure period provided in this Lease, Landlord shall furnish Tenant with such reasonable supporting documentation in connection with said Building Direct Expenses as Tenant may reasonably request. Landlord shall provide said information to Tenant within sixty (60) days after Tenant’s written request therefor. Within one hundred eighty (180) days after receipt of a Statement by Tenant (the “Review Period”), if Tenant disputes the amount of Additional Rent set forth in the Statement, an independent certified public accountant (which accountant (A) is a member of a nationally or regionally recognized accounting firm, and (B) is not working on a contingency fee basis), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records with respect to the Statement at Landlord’s offices, provided that Tenant is not then in default under this Lease (beyond any applicable notice and cure periods) and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be. In connection with such inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant’s failure to dispute the amount of

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Additional Rent set forth in any Statement within the Review Period shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such determination by the Accountant proves that Direct Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord. Promptly following the parties receipt of such determination, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such determination, together with interest at the Interest Rate (as defined in Article 25 below). Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6.1, and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

4.6.2 AMN Audit, Determination and Reconciliation. In addition to the foregoing, in the event that (i) AMN Healthcare, Inc., a Nevada corporation (“AMN”), continues to lease the remainder of the Building pursuant to its lease with Landlord (the “AMN Lease”), (ii) AMN exercises its right under the AMN Lease (which right is substantially similar to Tenant’s corresponding right pursuant to the TCCs of Section 4.6.1, above) to have a third-party independent certified public accountant (which third-party independent certified public accountant would be referred to as the Accountant pursuant to Section 4.6.1 if Tenant, rather than AMN, were exercising such right) audit Landlord’s books and records in connection with Building Direct Expenses with respect to a particular Expense Year, and (iii) such third-party independent certified public accountant (i.e., Accountant) makes a certification which is binding on Landlord and AMN as to the actual amount of Direct Expenses applicable under the AMN Lease for such Expense Year, then within thirty (30) days following the date of such certification Landlord shall, utilizing the information set forth in such certification, make a corresponding reconciliation with Tenant.

ARTICLE 5

USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which shall not be unreasonably withheld by Landlord.

5.2 Prohibited Uses. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; or (vi) communications firms such as radio and/or television stations. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect; provided, however, Landlord shall not enforce, change or modify the Rules and Regulations in a discriminatory manner and Landlord agrees that the Rules and Regulations shall not be unreasonably modified or enforced in a manner which will unreasonably interfere with the normal and customary conduct of Tenant’s business. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Project.

5.3 CC&Rs. Tenant shall comply with all recorded covenants, conditions, and restrictions currently affecting the Project. Additionally, Tenant acknowledges that the Project may be subject to any future covenants, conditions, and restrictions (the “CC&Rs”) which Landlord, in Landlord’s discretion, deems reasonably necessary or desirable, and Tenant agrees that this Lease shall be subject and subordinate to such CC&Rs; provided, however, such future CC&R’s shall not materially adversely affect Tenant’s use or occupancy of the Premises nor any of its rights hereunder. Landlord shall have the right to require Tenant to execute and acknowledge, within fifteen (15) business days of a request by Landlord, a “Recognition of Covenants, Conditions, and Restriction,” in a form substantially similar to that attached hereto as Exhibit F, agreeing to and acknowledging the CC&Rs.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1 Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises from 7:30 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 9:00 A.M. to 12:00 P.M. (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays (collectively, the “Holidays”); provided, however, in no event shall Martin Luther King Day, Columbus Day, or Veterans Day be included as Holidays.

6.1.2 Landlord shall provide adequate electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment, provided that (i) the connected electrical load of the incidental use equipment does not exceed an average of five (5) watts per usable square foot of the Premises during the Building Hours on a monthly basis, and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes, and (ii) the connected electrical load of Tenant’s lighting fixtures does not exceed an average of one and one-half (1 1/2) watts per usable square foot of the Premises during the Building Hours on a monthly basis, and the electricity so furnished for Tenant’s lighting will be at a nominal two hundred seventy-seven (277) volts, which electrical usage shall be subject to applicable laws and regulations, including Title 24. Tenant will design Tenant’s electrical system serving any equipment producing nonlinear electrical loads to accommodate such nonlinear electrical loads, including, but not limited to, oversizing neutral conductors, derating transformers and/or providing power-line filters. Engineering plans shall include a calculation of Tenant’s fully connected electrical design load with and without demand factors and shall indicate the number of watts of unmetered and submetered loads. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises. Tenant shall be provided access to the lighting controls for each floor of the Building within the Premises.

6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

6.1.4 Landlord shall provide janitorial services to the Premises five (5) business days per week, except the date of observation of the Holidays, in and about the Premises and window washing services on a quarterly basis in a manner consistent with other comparable buildings in the vicinity of the Building.

6.1.5 Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, shall have one elevator available at all other times, except on the Holidays. The elevators currently have the capacity to restrict access to the various floors of the Building based upon a “key card” activation system. In connection therewith, Landlord shall cooperate with Tenant, subject to the TCCs of Article 27, to restrict elevator access to the sixth (6th) floor during the non-Building Hours, unless triggered by a “card key” issued to Tenant; provided, however, any actual costs incurred by Landlord with regard to the implementation of such “card key” restricted access program shall be reimbursed by Tenant as Additional Rent within thirty (30) days of billing therefore.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.2 Above Standard Tenant Services. Notwithstanding anything to the contrary set forth in Section 4.2.4 or this Article 6, Tenant shall directly pay to Landlord one hundred percent (100%) of the total cost (including any permitting and/or other implementation costs) of providing all services (and related equipment) required by Tenant which are in excess of the services set forth in Section 6.1, above, including, but not limited to, (i) twenty-four (24) hour security services to the Project, (ii) parking management systems, equipment and/or personnel, and (iii) twenty-four (24) hour porter service.

6.3 Direct Payment of Premises Utility Costs. Notwithstanding anything to the contrary set forth in Section 4.2.4 or this Article 6, Tenant shall pay one hundred percent (100%) of the cost of all utilities (including without limitation, electricity, gas, sewer and water) attributable to its use of the entire Premises. Tenant’s utility use shall include electricity, water, and gas use for lighting, incidental use and HVAC. All such Premises utility (as opposed to corresponding payments attributable to the Common Areas) shall be excluded from Operating Expenses and shall be paid directly by Tenant prior to the date on which the same are due to the utility provider. Landlord and Tenant hereby acknowledge and agree that the Premises shall, as part of the Tenant Improvements being constructed pursuant to the Tenant Work Letter, be separately metered.

6.4 Security. Other than as expressly set forth in this Section 6.4, Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Any such security measures for the benefit of the Premises, the Building or the Project shall be provided by Tenant, at Tenant’s sole cost and expense. Landlord shall provide reasonable access control services for the Building lobby during the Building Hours (i.e., an attendant in the Building lobby); provided, however, Landlord shall in no case be liable for personal injury or property damage for any error with regard to the admission to or exclusion from the Building of any person or any thing. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed.

6.5 Overstandard Tenant Use.

6.5.1 Generally. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If such consent is given, Landlord shall have the right to install (or to require Tenant to itself install) supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord, and the cost of the utility usage in connection therewith shall be paid for by Tenant in accordance with the terms and conditions of Section 6.3, above. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation.

6.5.2 HVAC. Tenant shall be provided access to the HVAC controls for the sixth (6th) floor of the Building. If Tenant uses HVAC in excess of two hundred forty (240)

cumulative hours during any calendar month of the Lease Term, such excess-hours of HVAC (the “After Hours HVAC”) shall be provided to Tenant subject to Tenant’s payment to Landlord of an amount reasonably determined by Landlord to be its actual cost of providing such service (which cost shall specifically include, but not be limited to, a reasonable administration expense, electrical costs, and the amount directly attributable to increased wear, tear and maintenance on existing Building Systems caused by such After Hours HVAC); provided, however, promptly following Tenant’s request therefore, Landlord shall provide reasonable backup documentation in support of Landlord’s determination of such excess-hours charge. As of the execution of this Lease, the excess-hours charge is anticipated to total approximately $[***] per floor per hour. Amounts payable by Tenant to Landlord for such excess-hours use shall be deemed Additional Rent and shall be paid within thirty (30) days after Tenant’s receipt of an invoice therefor.

6.6 Interruption of Use. Except as otherwise provided in this Lease, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except as otherwise provided in this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.7 Rent Abatement. If (i) Landlord fails to perform the obligations required of Landlord under the TCCs of this Lease, (ii) such failure causes all or a portion of the Premises to be untenantable and unusable by Tenant, and (iii) such failure relates to (A) the nonfunctioning of the heat, ventilation, and air conditioning system in the Premises, the electricity in the Premises, the nonfunctioning of the elevator service to the Premises, or the nonfunctioning of telecommunication services to the Premises, or (B) a failure to provide access to the Premises, then Tenant shall give Landlord notice (the “Initial Notice”), specifying such failure to perform by Landlord (the “Landlord Default”). If Landlord has not cured such Landlord Default within three (3) business days after the receipt of the Initial Notice (the “Eligibility Period”), Tenant may deliver an additional notice to Landlord (the “Additional Notice”), specifying such Landlord Default and Tenant’s intention to abate the payment of Rent under this Lease. If Landlord does not cure such Landlord Default within two (2) business days of receipt of the Additional Notice, Tenant may, upon written notice to Landlord, immediately abate Rent payable under this Lease for that portion of the Premises rendered untenantable and not used by Tenant, for the period beginning on the date three (3) business days after the Initial Notice to the

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earlier of the date Landlord cures such Landlord Default or the date Tenant recommences the use of such portion of the Premises. Such right to abate Rent shall be Tenant’s sole and exclusive remedy at law or in equity for a Landlord Default. Except as provided in this Section 6.4, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 7

REPAIRS

7.1 In General. Landlord shall maintain in first-class condition and operating order and keep in good repair and condition the structural portions of the Building, including the foundation, floor/ceiling slabs, roof structure (as opposed to roof membrane), curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, parking areas, landscaping, exterior Project signage, stairwells, elevator cab, men’s and women’s washrooms, Building mechanical, electrical and telephone closets, and all common and public areas (collectively, “Building Structure”) and the Base Building mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems which were not constructed by Tenant Parties (collectively, the “Building Systems”) and the Project Common Areas. Notwithstanding anything in this Lease to the contrary, Tenant shall be required to repair the Building Structure and/or the Building Systems to the extent caused due to Tenant’s use of the Premises for other than normal and customary business office operations, unless and to the extent such damage is covered by insurance carried or required to be carried by Landlord pursuant to Article 10 and to which the waiver of subrogation is applicable (such obligation to the extent applicable to Tenant as qualified and conditioned will hereinafter be defined as the “BS/BS Exception”). Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term, but such obligation shall not extend to the Building Structure and the Building Systems except pursuant to the BS/BS Exception. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, after written notice to Tenant and Tenant’s failure to repair within five (5) days thereafter, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree; provided, however, except for (i) emergencies, (ii) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (iii) repairs which are the obligation of Tenant hereunder, any such entry into the Premises by

Landlord shall be performed in a manner so as not to materially interfere with Tenant’s use of, or access to, the Premises; provided that, with respect to items (ii) and (iii) above, Landlord shall give Tenant twenty-four (24) hours prior written notice of such entry (except in the event of an emergency in which case no notice shall be required), and Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use of, or access to, the Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

7.2 Tenant Self-Help Right. Notwithstanding any provision set forth in this Article 7 to the contrary, if Tenant provides written notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance of the Premises only (and not any other portion of the Project), and Landlord fails to provide such action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in no event earlier than thirty (30) days after Landlord’s receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional ten (10) days notice to Landlord specifying that Tenant is taking such required action, and if such action was required under the terms of this Lease to be taken by Landlord and was not taken by Landlord within such ten (10) day period, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant’s actual, reasonable costs in taking such action. In the event Tenant takes such action, and such work will affect the systems of the Building or the structural integrity of the Building, Tenant shall use only those contractors used by Landlord in the Project for work on such Building systems or structure unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in first-class office buildings in the Del Mar Heights/UTC area.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations do not adversely affect the systems and equipment of the Building, exterior appearance of the Building, or structural aspects of the Building (the “Cosmetic Alterations”). The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors reasonably approved by Landlord, and the requirement that upon Landlord’s timely request (as more particularly set forth in Section 8.5, below), Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term and return the affected portion of the Premises to a “warm shell” condition as reasonably determined by Landlord; provided, however, Landlord shall only require the removal of Alterations to the extent such Alterations are not consistent with (i) general office improvements, or (ii) the character of the Project as a first-class office project. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of San Diego, all in conformance with Landlord’s construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations, to the extent applicable, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3 Payment for Improvements. If payment is made directly to contractors, Tenant shall (i) comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) sign Landlord’s standard contractor’s rules and regulations. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to three percent (3%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work.

8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5 Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a “warm shell” condition as reasonably determined by Landlord. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to (i) remove any Alterations or improvements in the Premises to the extent such Alterations are not (A) consistent with general office improvements, or (B) the character of the Project as a first-class office project, and/or (ii) remove any “Above Building Standard Tenant Improvements,” as that term is defined in Section 2.4 of the Tenant Work Letter, located within the Premises and replace the same with then existing “Building Standard Tenant Improvements,” as that term is defined in Section 2.3 of the Tenant Work Letter, and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a “warm shell” condition as reasonably determined by Landlord; provided, however, if, in connection with its notice to Landlord with respect to any such Alterations or Cosmetic Alterations, (x) Tenant requests Landlord’s decision with regard to the removal of such Alterations or Cosmetic Alterations, and (y) Landlord thereafter agrees in writing to waive the removal requirement with regard to such Alterations or Cosmetic Alterations, then Tenant shall not be required to so remove such Alterations or Cosmetic Alterations; provided further, however, that if Tenant requests such a determination from Landlord and Landlord, within ten (10) business days following Landlord’s receipt of such request from Tenant with respect to Alterations or Cosmetic Alterations, fails to address the removal requirement with regard to such Alterations or Cosmetic Alterations, Landlord shall be deemed to have agreed to waive the removal requirement with regard to such Alterations or Cosmetic Alterations. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises, and return the affected portion of the Premises to a “warm shell” condition as reasonably determined by Landlord, then at Landlord’s option, either (1) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of Article 16, below, until such work shall be completed, or (2) Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within five (5) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

INSURANCE

10.1 Indemnification and Waiver. To the extent not prohibited by law and except as otherwise expressly provided herein to the contrary, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) (collectively, “Claims”) incurred in connection with or arising from any cause in, on or about the Premises, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person (collectively, the “Tenant Parties”), in, on or about the Project or any breach of the TCCs of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of

Landlord Parties. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, and except to the extent such suit arises from the negligence or willful misconduct of Landlord, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers’, accountants’ and attorneys’ fees. Subject to Section 10.5 below, Landlord hereby indemnifies the Tenant Parties and holds the Tenant Parties harmless from any Claims to the extent resulting from the negligence or willful misconduct of Landlord or the Landlord Parties and not covered by insurance required to be carried under this Lease by Tenant or actually carried by Tenant; provided, however, that (i) Landlord hereby indemnifies and holds Tenant harmless from any Claims to any property outside of the Premises to the extent such Claim is covered by such insurance, even if resulting from the negligent acts or omissions of Tenant or those of its agents, contractors, or employees, and (ii) because Tenant must carry insurance pursuant to Section 10.3.2 to cover its personal property within the Premises and the Improvements, Tenant hereby indemnifies and holds Landlord harmless from any Claim to any property within the Premises, to the extent such Claim is covered by such insurance, even if resulting from the negligent acts or omissions of Landlord or those of its agents, contractors, or employees. Further, Landlord’s and Tenant’s agreement to indemnify the Tenant Parties and the Landlord Parties, respectively, pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant, respectively, pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Landlord’s or Tenant’s indemnification obligations, as the case may be; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease.

10.2 Landlord’s Fire, Casualty and Liability Insurance.

10.2.1 Landlord shall maintain Commercial/Comprehensive General Liability Insurance with respect to the Building during the Lease Term covering claims for bodily injury, personal injury and property damage in the Project Common Areas and with respect to Landlord’s activities in the Premises.

10.2.2 Landlord shall insure the Building and Landlord’s remaining interest in the Tenant Improvements and Alterations with a policy of Physical Damage Insurance including building ordinance coverage, written on a standard Causes of Loss – Special Form basis (against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism, and malicious mischief, sprinkler leakage, water damage and special extended coverage), covering the full replacement cost of the Base Building, Premises and other improvements (including coverages for enforcement of Applicable Laws requiring the upgrading, demolition, reconstruction and/or replacement of any portion of the Building as a result of a covered loss) without deduction for depreciation.

10.2.3 Landlord shall maintain Boiler and Machinery/Equipment Breakdown Insurance covering the Building against risks commonly insured against by a Boiler & Machinery/Equipment Breakdown policy and such policy shall cover the full replacement costs, without deduction for depreciation.

10.2.4 The foregoing coverages shall contain commercially reasonable deductible amounts from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine.

10.2.5 Additionally, at the option of Landlord, such insurance coverage may include the risk of (i) earthquake, (ii) flood damage and additional hazards, (iii) a rental loss endorsement for a period of up to two (2) years, (iv) one or more loss payee endorsements in favor of holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building, or any portion thereof.

10.2.6 Notwithstanding the foregoing provisions of this Section 10.2, the coverage and amounts of insurance carried by Landlord in connection with the Building shall, at a minimum, be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings, and Worker’s Compensation and Employer’s Liability coverage as required by applicable law. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1 Commercial/Comprehensive General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence $5,000,000 annual aggregate, or any combination of primary insurance and excess insurance

Personal Injury Liability	$5,000,000 each occurrence $5,000,000 annual aggregate, or any combination of primary insurance and excess insurance 0% Insured’s participation

10.3.2 Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the “Tenant Improvements,” as that term is defined in Section 2.1 of the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.3.3 Worker’s Compensation or other similar insurance pursuant to all applicable state and local statutes and regulations, and Employer’s Liability Insurance or other similar insurance pursuant to all applicable state and local statutes and regulations, with a waiver of subrogation endorsement and with minimum limits of One Million and No/100 Dollars ($1,000,000.00) per employee and One Million and No/100 Dollars ($1,000,000.00) per occurrence.

10.3.4 Comprehensive Automobile Liability Insurance covering all owned, hired, or non-owned vehicles with the following limits of liability: One Million Dollars ($1,000,000.00) combined single limit for bodily injury and property damage.

10.3.5 Business Interruption, loss of income and extra expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings for up to one (1) year attributable to the risks outlined in Section 10.3.2, above.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party the Landlord so specifies that has a material financial interest in the Project, as an additional insured, including Landlord’s managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord, the identity of whom has been provided to Tenant in writing. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, after written notice to Tenant and Tenant’s failure to obtain such insurance within five (5) days thereafter, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within thirty (30) days after delivery to Tenant of bills therefor.

10.5 Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

10.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord. Notwithstanding the foregoing, Landlord’s request shall only be considered reasonable if such increased coverage amounts and/or such new types of insurance are consistent with the requirements of a majority of Comparable Buildings, and Landlord shall not so increase the coverage amounts or require additional types of insurance during the first five (5) years of the Lease Term and thereafter no more often than one time in any five (5) year period.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies (excluding deductible amounts), and such shortfall exceeds Five Hundred Thousand Dollars ($500,000.00); (iv) the damage occurs during the last twelve (12) months of the Lease Term; or (v) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within one hundred eighty (180) days after being commenced, then Landlord shall provide written notice to Tenant (the “Repair Period Notice”) within sixty (60) days after the date of discovery of the damage, which Repair Period Notice shall set forth Landlord’s opinion of the repair period, and thereafter Tenant may, within thirty (30) days of its receipt of such Repair Period Notice, elect to terminate this Lease by written notice to Landlord effective as of the date specified in Tenant’s termination notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such termination notice is given by Tenant. At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord’s reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; (b) Tenant is not then in default under this Lease; and, (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises. In the event this Lease is terminated in accordance with the terms of this Section 11.2, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under items (ii) and (iii) of Section 10.3.2 of this Lease.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If (i) more than ten percent (10%) of the rentable square feet of the Premises is taken (ii) more than ten percent (10%) of Tenant’s parking spaces are taken (and Landlord does not provide Tenant with substitute parking spaces within thirty (30) days after such taking sufficient to cause the total number of parking spaces available to Tenant to be at least ninety percent (90%) of Tenant’s total allocated parking spaces), or (iii) access to the Premises is substantially impaired, in each case for a period in excess of one hundred twenty (120) days, then Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred twenty (120) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Subject to the TCCs of Section 14.8, below, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord, in an amount not to exceed One Thousand Five Hundred and No/100 Dollars ($1,500.00) in the aggregate, for a Transfer in the ordinary course of business. Landlord and Tenant hereby agree that a proposed Transfer shall not be considered “in the ordinary course of business” if such Transfer involves the review of documentation by Landlord on more than two (2) occasions. In connection with Tenant’s expectation that it will, at the beginning of the Lease Term, attempt to sublease a portion of the Premises, Tenant may, subject to (A) Landlord’s prior written approval (which shall not be unreasonably withheld, conditioned or delayed), (B) the “Sign Specifications” set forth in Section 23.5.1, below, be permitted to install and maintain during the first nine (9) months of the initial Lease Term one (1) standard brokerage sign in an exterior location to be mutually and reasonably designated by Landlord and Tenant to market sublease space to third-party subtenants.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.5 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

14.2.6 The terms of the proposed Transfer will allow the Transferee (except to the extent a Permitted Assignee) to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

14.2.7 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) is negotiating with Landlord to lease space in the Project at such time, or (ii) has negotiated with Landlord during the twelve (12)-month period immediately preceding the Transfer Notice; provided, however, this Section 14.2.7 shall only apply to the extent Landlord has available space in the Building suitable for such proposed Transferee; or

14.2.8 The Transferee does not intend to occupy the entire Subject Space and conduct its business therefrom for a substantial portion of the term of the Transfer.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant’s proposed subtenant or assignee) who claim they were damaged by Landlord’s wrongful withholding or conditioning of Landlord’s consent, except to the extent that a court of competent jurisdiction determines that Landlord unreasonably withheld or delayed its consent to a Transfer under this Article 14.

Landlord and Tenant hereby acknowledge that Tenant anticipates subleasing portions of the Premises during the Lease Term and therefore, notwithstanding anything to the contrary set forth in this Section 14.2, Landlord and Tenant hereby agree that to the extent (i) Tenant desires to enter into a sublease during the initial Lease Term, (ii) such sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) such sublease otherwise satisfies all of the applicable TCCs of this Article 14, and (iv) thereafter, no more than 8,000 rentable square feet of space in the Premises, based upon the total of all then-existing subleases, is so subleased (as applicable, an “Excess Capacity Sublease”), then for purposes of Landlord’s consent thereto, the TCCs of Sections 14.2.4, 14.2.7 and 14.2.8 of this Lease, above, shall not apply.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent or other economic concessions reasonably provided to the Transferee, and (iii) any brokerage commissions in connection with the Transfer. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for (A) services rendered by Tenant to Transferee, or (B) for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3), and the Transferee’s Rent and Quoted Rent under Section 14.2 of this Lease, the Rent paid during each annual period for the Subject Space, and the Transferee’s Rent and the Quoted Rent, shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term. Notwithstanding anything to the contrary set forth in this Section 14.3, the TCCs of this Section 14.3 with regard to the Transfer Premium shall not apply to any Excess Capacity Sublease to the extent such Excess Capacity Sublease is entered into and approved pursuant to the TCCs of this Article 14 during the first thirty-six (36) months of the initial Lease Term.

14.4 Landlord’s Option as to Subject Space. In the event that a proposed Transfer, if consented to, would cause forty percent (40%) or more of the Premises to be subleased or licensed to a party (or parties) other than the Original Tenants (or either of them), their Affiliates and/or a Permitted Assignee, then notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30)

days after receipt of any Transfer Notice, to recapture the Subject Space; provided, however, in the event Landlord so elects to recapture the Subject Space, Tenant may rescind its Transfer Notice (in which no Landlord-recapture shall result) by delivering written notice of Tenant’s rescission election to Landlord within ten (10) business days following Tenant’s receipt of Landlord’s recapture notice. Unless so rescinded by Tenant pursuant to the immediately preceding sentence, such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice (or at Landlord’s option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14. Notwithstanding anything to the contrary set forth in this Section 14.4, to the extent of an Excess Capacity Sublease, the TCCs of this Section 14.4 with regard to recapture shall not apply to such Excess Capacity Sublease.

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the TCCs of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times, and upon forty-eight (48) hours advance written notice to Tenant, to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than three percent (3%), Tenant shall pay Landlord’s costs of such audit.

14.6 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant (a

“Reorganization”) which would have a material adverse economic impact on the business of Tenant or would otherwise materially adversely alter Tenant’s ability to satisfy Tenant’s financial obligations set forth in this Lease, or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period (a “Sale”) which would have a material adverse economic impact on the business of Tenant or would otherwise materially adversely alter Tenant’s ability to satisfy Tenant’s financial obligations set forth in this Lease, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period; provided, however, in the event of any such Reorganization or Sale (regardless of whether or not the remaining requirements of this Section 14.6 are satisfied in connection therewith), Tenant shall nevertheless notify Landlord in writing with regard to such Reorganization or Sale and shall promptly supply Landlord with any documents or information reasonably requested by Landlord regarding such Reorganization or Sale.

14.7 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8 Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant or the principals of either of the Original Tenants), (ii) an assignment of the Premises to an entity which acquires all or substantially all of the assets or interests (partnership, stock or other) of Tenant, or (iii) an assignment of the Premises to an entity which is the resulting entity of a merger or consolidation of Tenant, shall not be deemed a Transfer under this Article 14, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. The transferee under a transfer specified in items (i), (ii) or (iii) above shall be referred to as a “Affiliate.” “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND

REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to the product of (i) the Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) a percentage equal to one hundred ten percent (110%) during the first two (2) months immediately following the expiration or earlier termination of the Lease Term, and one hundred twenty percent (120%) thereafter. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. On or before May 1st of each calendar year during the Lease Term, Tenant shall provide Landlord with a current (i.e., for the most recently completed fiscal year), combined and audited financial statement (the “Financial Statements”); provided, however, together with its first delivery of such Financial Statements during the Lease Term, Tenant shall concurrently provide Landlord with the Financial Statements attributable to the two (2) immediately preceding years. In addition, at any other time during the Lease Term (but in no event more one (1) additional time in any Lease Year), Landlord may require Tenant to provide Landlord with unaudited financial statements (otherwise consistent with such Financial Statements) promptly following Landlord’s delivery of a written request therefore. Such Financial Statements shall be prepared in accordance with generally accepted accounting principles. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION

Subject to Tenant’s receipt of an appropriate non-disturbance agreement(s) as set forth below, this Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. As of the date of this Lease, and except with regard to that certain construction loan which matures in August 2004, Landlord covenants that no other deed of trust, mortgage, other encumbrance, or ground or underlying lease encumbers the Premises, Building or Project. Landlord’s delivery to Tenant of commercially reasonable non-disturbance agreement(s) (the “Nondisturbance Agreement”) in favor of Tenant from any ground lessor, mortgage holders or lien holders of Landlord who later come into existence at any time prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant’s agreement to be bound by the terms and conditions of this Article 18. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the TCCs of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Subject to Tenant’s receipt of the Nondisturbance Agreement described herein, Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 19

DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease within five (5) business days of Tenant’s receipt of written notice from Landlord that the same was not paid when due; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, but in no event exceeding a period of time in excess of sixty (60) days after written notice thereof from Landlord to Tenant; or

19.1.3 To the extent permitted by law, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days; or

19.1.4 Abandonment or vacation of all or a substantial portion of the Premises by Tenant; or

19.1.5 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than five (5) business days after notice from Landlord; or

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(a) and (b), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate. As used in Section 19.2.1(c), above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Form of Payment After Default. Following the occurrence of an event of default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier’s or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

19.5 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.6 Landlord Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity. Any award from a court or arbitrator in favor of Tenant requiring payment by Landlord which is not paid by Landlord within the time period directed by such award, may be offset by Tenant from Rent next due and payable under this Lease; provided, however, Tenant may not deduct the amount of the award against more than fifty percent (50%) of Base Rent next due and owing (until such time as the entire amount of such judgment is deducted) to the extent following a foreclosure or a deed-in-lieu of foreclosure.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other TCCs, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the TCCs, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

SECURITY DEPOSIT

21.1 In General. Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 8 of the Summary (the “Security Deposit Amount”), as security for the faithful performance by Tenant of all of its obligations under this Lease. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within forty-five (45) days following the expiration of the Lease Term. Landlord shall hold Tenant’s Security Deposit (i.e., the entire Security Deposit Amount) in an interest bearing short-term certificate of deposit account (the “CD”), maintained at a bank selected by Landlord, which CD shall be in Landlord’s name; provided, however, such CD shall provide for all interest to be payable to Tenant. Any penalty assessed by the financial institution for the early withdrawal from such account due to a default by Tenant shall be borne by Tenant. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute.

21.2 Conditional Reduction of Security Deposit Amount. Landlord and Tenant hereby acknowledge and agree that, to the extent Tenant satisfies the TCCs of this Section 21.2, the Security Deposit Amount is subject to an annual reduction equal to ten percent (10%) of the initial Security Deposit Amount throughout the Lease Term. Notwithstanding anything to the contrary set forth in this Section 21.2, Tenant shall only be entitled to such conditional reduction to the extent (1) Tenant is not then in economic or material non-economic default under this Lease (beyond any applicable notice and cure periods), (2) Tenant has not been in economic or material non-economic default under this Lease (beyond any applicable notice and cure periods) more than once during the prior twelve (12) month period, (3) Tenant has not been in economic or material non-economic default under this Lease (beyond any applicable notice and cure periods) more than three (3) times during the immediately preceding five (5) year period, (4) Tenant has timely delivered to Landlord the applicable annual Financial Statement in accordance with the TCCs of Article 17, above, and (5) Landlord receives the auditor’s opinion letter, delivered in connection with the annual Financial Statements, confirming that Tenant continues to have the financial ability as an ongoing concern to satisfy Tenant’s then-remaining economic obligations set forth in this Lease. For purposes of example only, and assuming that upon each anniversary of the Lease Commencement Date Tenant is entitled to the conditional reduction pursuant to the TCCs of this Section 21.2, then the Security Deposit Amount would be reduced pursuant to the foregoing schedule.

Reduction Date:	Security Deposit Amount:
First (1st) anniversary of Lease Commencement Date	$[***]
Second (2nd) anniversary of Lease Commencement Date	$[***]
Third (3rd) anniversary of Lease Commencement Date	$[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Fourth (4th) anniversary of Lease Commencement Date	$[***]
Fifth (5th) anniversary of Lease Commencement Date	$[***]
Sixth (6th) anniversary of Lease Commencement Date	$[***]
Seventh (7th) anniversary of Lease Commencement Date	$[***]
Eighth (8th) anniversary of Lease Commencement Date	$[***]
Ninth (9th) anniversary of Lease Commencement Date	$[***]

ARTICLE 22

TELECOMMUNICATIONS EQUIPMENT

At any time during the Lease Term, subject to the TCCs of this Article 22 and Article 8 of this Lease, Tenant may install, at Tenant’s sole cost and expense, but without the payment of any Rent or a license or similar fee or charge, up to one (1) twenty-four inch (24”) satellite dish (and reasonable equipment related thereto), servicing the business conducted by Tenant from within the Premises (all such equipment is defined collectively as the “Telecommunications Equipment”) upon the portion of the roof of the Building designated by Landlord for such equipment. The physical appearance and the size of the Telecommunications Equipment shall be subject to Landlord’s reasonable approval, the location of any such installation of the Telecommunications Equipment shall be designated by Tenant subject to Landlord’s reasonable approval and Landlord may require Tenant to install screening around such Telecommunications Equipment, at Tenant’s sole cost and expense, as reasonably designated by Landlord. Tenant shall maintain such Telecommunications Equipment, at Tenant’s sole cost and expense. In the event Tenant elects to exercise its right to install the Telecommunication Equipment, then Tenant shall give Landlord prior notice thereof. Tenant shall reimburse to Landlord the actual costs reasonably incurred by Landlord in approving such Telecommunications Equipment, provided, however, such reimbursement shall not exceed Five Hundred and No/100 Dollars ($500.00) per approval. Tenant shall remove such Telecommunications Equipment upon the expiration or earlier termination of this Lease and shall return the affected portion of the rooftop and the Building to the condition the rooftop and the Building would have been in had no such

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Telecommunications Equipment been installed (reasonable wear and tear accepted). Such Telecommunications Equipment shall be installed pursuant to plans and specifications approved by Landlord, which approval will not be unreasonably withheld, conditioned, or delayed. Such Telecommunications Equipment shall, in all instances, comply with applicable governmental laws, codes, rules and regulations. Tenant shall not be entitled to license its Communication Equipment to any unrelated third party, nor shall Tenant be permitted to receive any revenues, fees or any other consideration for the use of such Communication Equipment by an unrelated third party. Tenant’s right to install such Telecommunication Equipment shall be non-exclusive, and Tenant hereby expressly acknowledges Landlord’s continued right (i) to itself utilize any rooftop space, and (ii) to re-sell, license or lease any rooftop space to an unaffiliated third party; provided, however, such Landlord (or third-party) use shall not materially interfere with (or preclude the installation of) Tenant’s Telecommunications Equipment

ARTICLE 23

SIGNS

23.1 Full Floors. Subject to Landlord’s prior written approval, in its reasonable discretion, and provided all such signs are in keeping with the quality, design and style of the Building and Project, Tenant may, to the extent the Premises comprises an entire floor of the Building and at Tenant’s sole cost and expense, install identification signage anywhere in the Premises including in the elevator lobby of the Premises; provided, however, in no event shall such signs be visible from the exterior of the Building.

23.2 Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program.

23.3 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as expressly set forth in Section 23.5, below, Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs (subject to the TCCs of Section 23.5 of this Lease), window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4 Building Directory. Tenant shall have the right, at Tenant’s sole cost and expense, to use two (2) name strips on the building directory located in the lobby of the Building, with which to identify Tenant and the location of the Premises within the Building (i.e., “Suite 600”).

23.5 Tenant’s Signage. In connection with Tenant’s lease of the Premises, and subject to the remaining TCCs of this Section 23.5, Tenant shall be entitled to the following signage in connection with Tenant’s lease of the Premises (collectively, the “Tenant’s Signage”):

(i)	One (1) non-exclusive building-top sign (maximum size being 100 square feet) identifying Tenant’s name or logo located at the top of the south-facing elevation of the Building (the “Building-Top Sign”)

(ii)	Two (2) strips on the existing monument sign for the Project (the “Project Monument Sign”), which strips shall initially reference the two (2) Original Tenants under this Lease; provided, however, to the extent the same satisfies the remaining TCCs of this Section 23.5, Tenant may use one (1) such strip to reference an approved Transferee pursuant to the TCCs of Article 14; provided further, however, Landlord shall be able to locate its standard identification signage on the Project Monument Sign (with a relative size equal to no greater than twenty-five percent (25%) of Tenant’s signage thereon)

23.5.1 Specifications and Permits. Tenant’s Signage shall set forth Tenant’s name and logo as determined by Tenant in its sole discretion; provided, however, in no event shall Tenant’s Signage include an “Objectionable Name,” as that term is defined in Section 23.5.2, of this Lease. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant’s Signage (collectively, the “Sign Specifications”) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project and the Building Standard Signage Specifications. For purposes of this Section 23.5.1, the reference to “name” shall mean name and/or logo. In addition, Tenant’s Signage shall be subject to Tenant’s receipt of all required governmental permits and approvals and shall be subject to all Applicable Law and to any covenants, conditions and restrictions affecting the Project. Landlord shall use commercially reasonable efforts to assist Tenant in obtaining all necessary governmental permits and approvals for Tenant’s Signage. Tenant hereby acknowledges that, notwithstanding Landlord’s approval of Tenant’s Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant’s Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant’s Signage, Tenant’s and Landlord’s rights and obligations under the remaining TCCs of this Lease shall be unaffected.

23.5.2 Objectionable Name. To the extent either of the Original Tenants, their Affiliates and/or a Permitted Assignee desires to change the name and/or logo set forth on Tenant’s Signage, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an “Objectionable Name”). The parties hereby agree that the name “Relational Group” or any reasonable derivation thereof, shall not be deemed an Objectionable Name.

23.5.3 Termination of Right to Tenant’s Signage. The rights contained in this Section 23.4 shall be personal to the Original Tenants, and may only be exercised by the Original

Tenants (or either of them), their Affiliates, a Permitted Assignee (and not any other assignee, sublessee or other transferee of either of the Original Tenant’s interest in this Lease) if (i) the Original Tenants, their Affiliates, a Permitted Assignee and/or any subtenant under an Excess Capacity Sublease are, collectively, in occupancy of no less than ninety percent (90%) of the then existing Premises, (ii) Tenant is not then in economic default or material non-economic default under this Lease (beyond any applicable notice and cure periods), (iii) Tenant has not been in economic default or material non-economic default under this Lease (beyond any applicable notice and cure periods) more than once during the prior twelve (12) month period, and (iv) Tenant has not been in economic default or material non-economic default under this Lease (beyond any applicable notice and cure periods) more than three (3) times during the immediately preceding five (5) year period.

23.5.4 Cost and Maintenance. The costs of the actual signs comprising Tenant’s Signage and the installation, design, construction, and any and all other costs associated with Tenant’s Signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant; provided that Landlord shall construct and install the Project Monument Sign(s) (including, but not limited to, running sufficient power and utilities to the site of the Project Monument Sign), at Tenant’s sole cost and expense, and Tenant shall be responsible for the cost of Tenant’s sign on the Project Monument Sign(s), but Landlord shall maintain all monument signs set forth in this Article 23 in good condition and repair, the cost of which in connection with the Project Monument Sign(s) shall be included in Operating Expenses. Should Tenant’s Signage require repairs and/or maintenance, as determined in Landlord’s reasonable judgment, Landlord shall have the right to provide Notice thereof to Tenant and Tenant (except as set forth above) shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such Notice from Landlord, at Tenant’s sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than thirty (30) days to perform, Tenant shall commence such repairs and/or maintenance within such thirty (30) day period and shall diligently prosecute such repairs and maintenance to completion. Should Tenant fail to perform such repairs and/or maintenance within the periods described in the immediately preceding sentence, Landlord shall, upon the delivery of an additional five (5) business days’ prior written notice, have the right to cause such work to be performed and to charge Tenant as Additional Rent for the Actual Cost of such work. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, cause Tenant’s Signage to be removed and shall cause the areas in which such Tenant’s Signage was located to be restored to the condition existing immediately prior to the placement of such Tenant’s Signage. If Tenant fails to timely remove such Tenant’s Signage or to restore the areas in which such Tenant’s Signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all Actual Costs incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant’s receipt of an invoice therefor. The TCCs of this Section 23.5.4 shall survive the expiration or earlier termination of this Lease.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant’s use of the Premises for non-general office use, (ii) the Alterations or Tenant Improvements in the Premises, or (iii) the Base Building, but, as to the Base Building, only to the extent such obligations are triggered by Tenant’s Alterations, the Tenant Improvements, or use of the Premises for non-general office use. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all Applicable Laws relating to the Base Building, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent consistent with the terms of Section 4.2.4, above.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after Tenant’s receipt of written notice from Landlord that the same was not paid when due, then Tenant shall pay to Landlord a late charge equal to three (3%) of the overdue amount plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at the “Interest Rate.” For purposes of this Lease, the “Interest Rate” shall be an annual rate equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published), plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, following prior written notice to Tenant, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times (during Building Hours with respect to items (i) and (ii) below) and upon at least twenty-four (24) hours prior written notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers, or during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. A representative of Tenant shall accompany Landlord in connection with any such entry; provided, however, the foregoing shall not apply in the case of an emergency where a representative of Tenant is not readily available to accompany Landlord. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes; provided, however, except for (i) emergencies, (ii) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (iii) repairs which are the obligation of Tenant hereunder, any such entry shall be performed in a manner so as not to materially interfere with Tenant’s use of, or access to, the Premises and shall be performed after normal business hours if reasonably practical. With respect to items (ii) and (iii) above, Landlord shall not materially interfere with Tenant’s use of, or access to, the Premises. Except as otherwise set forth in Section 6.4, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

ARTICLE 28

TENANT PARKING

Tenant shall have the right to use, at no cost to Tenant during the entire Lease Term, commencing on the Lease Commencement Date, the amount of parking passes set forth in Section 9 of the Summary, on a monthly basis throughout the Lease Term, which parking passes shall pertain to the Project parking facility. Notwithstanding the foregoing, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. Except to the extent expressly identified to the contrary herein, each parking pass shall be for unreserved parking within the Project parking facility. Twenty-five (25) of such passes shall be applicable to reserved covered parking spaces individually designated for particular employees of Tenant (the “Individually Reserved Spaces”), the location of which spaces shall be mutually and reasonable determined by Landlord and Tenant prior to the Lease Commencement Date. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease. Except as expressly set forth below to the contrary, Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements; provided, however, Landlord and Tenant hereby acknowledge and agree that the current configuration and location of exclusive, reserved and unreserved parking spaces in the Project parking facility are as set forth on the diagram attached hereto as Exhibit H; provided further, however, Landlord shall not make or permit any material modifications to such configuration without Tenant’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking. Notwithstanding anything to the contrary set forth in this Article 28, above, Landlord shall not grant any permanent parking rights in the Project parking facility to any third-party that is not a tenant or other occupant of the Project, except to the extent of Tenant’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

29.6 Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the net interest of Landlord (following payment of any outstanding liens and/or mortgages, whether attributable to sales or insurance proceeds or otherwise) in the Building (including any sales or insurance proceeds which Landlord receives). Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Articles 5 and 24 of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Kilroy Realty Corporation

12200 West Olympic Boulevard

Suite 200

Los Angeles, California 90064

Attention: Legal Department

with copies to:

Kilroy Realty Corporation

3611 Valley Centre Drive, Suite 550

San Diego, California 92130

Attention: Ms. Jennifer Young

and

Allen Matkins Leck Gamble & Mallory LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

29.19 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20 Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in California.

29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay such Broker pursuant to separate written agreements between Landlord and the Broker. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire; provided, however, Landlord shall not change the name of the Project or Building to the name of a third-party tenant to the extent such third-party tenant (i) is one of Tenant’s direct competitors, and (ii) leases less than two (2) full floors of the Building. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants.

29.29 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.30 Building Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Building common areas and tenant spaces, (ii) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Building common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions. Landlord shall use commercially reasonable efforts to minimize any interference to Tenant’s use of, or access to, the Premises resulting from such Renovations.

29.31 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.32 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent, which consent shall not be unreasonably withheld, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be (x) appropriately insulated to prevent excessive electromagnetic fields or radiation, (y) surrounded by a protective conduit reasonably acceptable to Landlord, and (z) identified in accordance with the “Identification Requirements,” as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Tenant shall remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4’) outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines’ termination point(s) (collectively, the “Identification Requirements”). Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time (1) are in violation of any Applicable Laws, (2) are inconsistent with then-existing industry standards (such as the standards promulgated by the National Fire Protection Association (e.g., such organization’s “2002 National Electrical Code”)), or (3) otherwise represent a dangerous or potentially dangerous condition.

29.33 Hazardous Substances.

29.33.1 Definitions. For purposes of this Lease, the following definitions shall apply: “Hazardous Material(s)” shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the “Environmental Laws,” as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity. “Environmental Laws” shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to (i) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any Hazardous Materials or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

29.33.2 Compliance with Environmental Laws. Landlord covenants that during the Lease Term, Landlord shall comply with all Environmental Laws in accordance with, and as required by, the TCCs of Article 24 of this Lease. Tenant represents and warrants that, except as herein set forth, it will not use, store or dispose of any Hazardous Materials in or on the Premises. However, notwithstanding the preceding sentence, Landlord agrees that Tenant may use, store and properly dispose of commonly available household cleaners and chemicals to maintain the Premises and Tenant’s routine office operations (such as printer toner and copier toner) (hereinafter the “Permitted Chemicals”). Landlord and Tenant acknowledge that any or all of the Permitted Chemicals described in this paragraph may constitute Hazardous Materials. However, Tenant may use, store and dispose of same, provided that in doing so, Tenant fully complies with all Environmental Laws.

29.33.3 Landlord’s Right of Environmental Audit. Landlord may, upon reasonable notice to Tenant, be granted access to and enter the Premises no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit. Such environmental inspector or auditor may be chosen by Landlord, in its sole discretion, and be performed at Landlord’s sole expense. To the extent that the report prepared upon such inspection, assessment or audit, indicates the presence of Hazardous Materials in violation of Environmental Laws, or provides recommendations or suggestions to prohibit the release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises, or to comply with any Environmental Laws, Tenant shall promptly, at Tenant’s sole expense, comply with such recommendations or suggestions, including, but not limited to performing such additional investigative or subsurface investigations or remediation(s) as recommended by such inspector or auditor. Notwithstanding the above, if at any time, Landlord has actual notice or reasonable cause to believe that Tenant has violated, or permitted any violations of any Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time, notwithstanding the above mentioned annual limitation, and Tenant must reimburse Landlord for the cost or fees incurred for such as Additional Rent.

29.33.4 Indemnifications. Landlord agrees to indemnify, defend, protect and hold harmless the Tenant Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Landlord or a Landlord Party. Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials or breach of any provision of this section, to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Tenant or a Tenant Party.

29.34 Development of the Project.

29.34.1 Subdivision. Landlord reserves the right to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

29.34.2 The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.

29.34.3 Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction. Landlord shall use commercially reasonable efforts to minimize any interference to Tenant’s use of, or access to, the Premises resulting from such construction.

29.35 Office and Communications Services.

29.35.1 The Provider. Landlord has advised Tenant that SBC and Time Warner currently offer certain office and communications services to tenants of the Building (“Provider”). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree.

29.35.2 Other Terms. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

29.36 Consents. To the extent no particular standard is expressly set forth with regard to any consent or approval of Landlord or Tenant required under this Lease (e.g., “which consent may be granted, withheld or conditioned in Tenant’s sole and absolute discretion”), then such consent or approval shall be deemed to require Landlord and/or Tenant’s reasonable determination (i.e., the same shall not be unreasonably withheld, conditioned or delayed).

29.37 No Discrimination. Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

[signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“LANDLORD”:

KILROY REALTY, L.P.,
a Delaware limited partnership

By:	Kilroy Realty Corporation, a Maryland corporation,
General Partner

By:	/s/ illegible
	Its:	Senior Vice President

By:	/s/ Jeffrey C. Hawken
	Its:	Executive Vice President
Chief Operating Officer

“TENANT”:

RELATIONAL ADVISORS, LLC, a Delaware limited liability company

By:	/s/ illegible
	Its:	Principal

By:	/s/ illegible
	Its:	Principal

RELATIONAL INVESTORS, LLC, a Delaware limited liability company

By:	/s/ illegible
	Its:	Principal

By:	/s/ illegible
	Its:	Principal

OFFICE LEASE

KILROY REALTY

DEL MAR CORPORATE CENTRE

KILROY REALTY, L.P.,

a Delaware limited partnership,

as Landlord,

and

RELATIONAL ADVISORS, LLC,

a Delaware limited liability company,

and

RELATIONAL INVESTORS, LLC,

a Delaware limited liability company,

collectively, as Tenant.

TABLE OF CONTENTS

Page
1. Demising of Subpremises; Sublease Term	1

2. Subrent	2

3. Overlease	4

4. Interaction of Estates; Effect on Overlandlord	14

5. Leasing Covenants	15

6. Miscellaneous	17

ARTICLE 1 PREMISES, BUILDING, PROJECT, AND COMMON AREAS	5

ARTICLE 2 LEASE TERM; OPTION TERM(S)	6

ARTICLE 3 BASE RENT	10

ARTICLE 4 ADDITIONAL RENT	11

ARTICLE 5 USE OF PREMISES	21

ARTICLE 6 SERVICES AND UTILITIES	22

ARTICLE 7 REPAIRS	26

ARTICLE 8 ADDITIONS AND ALTERATIONS	27

ARTICLE 9 COVENANT AGAINST LIENS	30

ARTICLE 10 INSURANCE	30

ARTICLE 11 DAMAGE AND DESTRUCTION	34

ARTICLE 12 NONWAIVER	36

ARTICLE 13 CONDEMNATION	37

ARTICLE 14 ASSIGNMENT AND SUBLETTING	37

ARTICLE 15 SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES	43

ARTICLE 16 HOLDING OVER	43

ARTICLE 17 ESTOPPEL CERTIFICATES	44

(i)

(ii)

Accountant	21
Additional Notice	25
Additional Rent	11
Advocate Arbitrators	9
Affiliate.	42
Alterations	27
Applicable Laws	54
Award	10
Bank Prime Loan	54
Base Building	28
Base Rent	10
Base Year	11
BOMA	6
Brokers	61
BS/BS Exception	26
Building Common Areas,	5
Building Common Areas	5
Building Hours	22
Building Structure	26
Building Systems	26
Building-Top Sign	52
CC&Rs	22
CD	49
Comparable Area	8
Comparable Buildings	8
Comparable Deals	7
Comparable Term	8
Control,	42
Cosmetic Alterations	27
Direct Expenses	11
Early Term Sublease	40
Eligibility Period	25
Environmental Laws	64
Estimate	19
Estimate Statement	19
Estimated Excess	19
Excess	18
Exercise Notice	8
Expense Year	11
Force Majeure	59
Hazardous Material(s)	64
Holidays	22
HVAC	22
Initial Notice	25
Interest Rate	54
Landlord	1

(iii)

Landlord Default	25
Landlord Parties	30
Landlord Repair Notice	34
Landlord Response Date	9
Landlord Response Notice	9
Landlord’s Option Rent Calculation	9
Lease	1
Lease Commencement Date	6
Lease Expiration Date	6
Lease Term	6
Lease Year	6
Lines	63
Mail	60
Market Rent	7
Neutral Arbitrator	10
Nondisturbance Agreement	45
Notices	60
Objectionable Name	52
Operating Expense Budget	18
Operating Expenses	12
Option Rent	7
Option Term	7
Option Term TI Allowance	8
Original Improvements	33
Other Improvements	65
Outside Agreement Date	9
Premises	5
Project Common Areas	5
Project Common Areas,	5
Project Monument Sign	52
Proposition 13	17
Provider	66
Renovations	62
Rent Concessions	8
Rent	11
Repair Period Notice	35
Rescission	9
Review Period	20
Security Deposit	48
Sign Specifications	52
Statement	18
Subject Space	38
Summary	1
Tax Expenses	16
Telecommunications Equipment	50
Tenant	1

(iv)

Tenant Work Letter	5
Tenant’s Option Rent Calculation	9
Tenant’s Share	18
Tenant’s Signage	51
Transfer	41
Transfer Notice	38
Transfer Premium	40
Transferee	38
Transfers	38

(v)

EXHIBIT S-B

DEPICTION OF SUBPREMISES

Exhibit S-B

EXHIBIT S-C

SUBRENT SCHEDULE

Sublease Month	Monthly Base Subrent
1	$34,122.40
2
3
4
5	$34,122.40
6	$34,122.40
7	$34,122.40
8	$34,122.40
9	$34,122.40
10	$34,122.40
11	$34,122.40
12	$34,122.40
13	$35,146.07
14	$35,146.07
15	$35,146.07
16	$35,146.07
17	$35,146.07
18	$35,146.07
19	$35,146.07
20	$35,146.07
21	$35,146.07
22	$35,146.07
23	$35,146.07
24	$35,146.07
25	$36,200.45
26	$36,200.45
27	$36,200.45
28	$36,200.45
29	$36,200.45
30	$36,200.45
31	$36,200.45
Any additional month	$36,200.45

Exhibit S-C

EXHIBIT S-D

SUBPREMISES IMPROVEMENTS WORK LETTER

This Subpremises Improvements Agreement (the “Improvement Agreement”) is dated for reference purposes only as March 7, 2012 and is made by and between Relational Investors, LLC (“Sublandlord”) and Zogenix, Inc. (“Subtenant”) as part of that certain Sublease dated the same date as this Improvement Agreement between them, affecting that real property commonly known 12400 High Bluff Drive, 6th Floor, located in the City of San Diego, County of San Diego, State of California. Capitalized terms used, but not otherwise defined, in this Improvement Agreement shall have meanings ascribed to those terms in the Sublease. The following provisions are added to the Sublease and, in the event of conflict between this Improvement Agreement and the Sublease, this Improvement Agreement shall prevail.

ARTICLE I DEFINITIONS

1.1. Definitions. Wherever used in this Improvement Agreement, the following terms are defined as follows:

1.2. “Applicable Laws and Restrictions” means all laws (including, without limitation, the Americans with Disabilities Act), building codes, ordinances, regulations, title covenants, conditions, and restrictions, and casualty underwriters’ requirements applicable to the Premises and the Improvements.

1.3. “Contractors” means any general contractor and all other general contractors, design-build contractors, subcontractors, and material suppliers who provide labor and materials for construction of the Improvements

1.4. “Construction Schedule” means the schedule for commencement, prosecution, and completion of all Improvements, which is attached to this Improvement Agreement as Part B of Schedule 1 and incorporated into this Improvement Agreement by this reference.

1.5. “Design Schedule” means the schedule for preparation, approval, disapproval, modification, and completion of the Final Plans and for obtaining any Permits required for the Improvements, which is attached to this Improvement Agreement as Part A of Schedule 1 and incorporated into this Improvement Agreement by this reference.

1.6. “Designers” means the architects, structural engineers, mechanical engineers, and the other design professionals needed to design the Improvements.

1.7. “Final Plans” means those working drawings, plans, specifications, elevations, lighting design, interior finish design, if any, prepared by the Designers and approved by the parties in accordance with this Improvement Agreement.

1.8. “Force Majeure Delay” means a delay caused by a force majeure event beyond the reasonable control of the party required to perform, including without limitation strikes,

Exhibit S-D-1

inclement weather, utility curtailments, acts of God, governmental regulations, and material shortages.

1.9. “Improvements” means Sublandlord’s Work and Subpremises Improvements.

1.10. “Permits” means the permits, approvals, and consents of governmental authorities and third parties having jurisdiction over Sublandlord’s Work that are required for commencement and completion of the Improvements.

1.11. “Scheduled Completion Date” means the scheduled date for completion of the Improvements as specified in the Construction Schedule.

1.12. “Sublandlord’s Representative” means David E. Demarest or such other person as Sublandlord shall designate in writing to Subtenant as its authorized representative for the purposes of administering this Improvement Agreement.

1.13. “Sublandlord’s Work” is limited to any work necessary to cause the existing improvements in the Subpremises to be in good condition.

1.14. “Subpremises Improvements” means the improvements, modifications, and alteration of the Subpremises (other than Sublandlord’s Work) to be constructed in or about the Subpremises in accordance with this Improvement Agreement. Such improvements shall comply with any requirements of Overlandlord pursuant to the Overlease.

1.15. “Subtenant’s Design Requirements” means a written general description of Subtenant’s desired Subpremises Improvements, which description may include:

a. Design requirements;

b. Preliminary floor plan; and

c. Any other information needed by the Designers for preparation of plans and specification for the Improvements.

1.16. “Subtenant’s Representative” means Patrick J. Rohan or such other person as Subtenant shall designate in writing to Sublandlord as its authorized representative for the purposes of administering this Improvement Agreement.

ARTICLE II DESIGNATION OF REPRESENTATIVES

2.1. Designation of Representatives. Sublandlord and Subtenant respectively appoint Sublandlord’s Representative and Subtenant’s Representative as their sole representatives for the purposes of administering this Improvement Agreement. Until replaced upon written notice, Sublandlord’s Representative and Subtenant’s Representative will have the full authority and responsibility to act on behalf of Sublandlord and Subtenant, respectively, as required in this

Exhibit S-D-2

Improvement Agreement, but shall have no right to modify this Improvement Agreement or the Lease or to waive any material right of his or her principal under this Improvement Agreement.

ARTICLE III CONTRACT DOCUMENTS AND PERMITS

3.1. Retention of Architect and Delivery of Subtenant’s Design Requirements. If Subtenant determines that an architect is needed to prepare the plans and specifications for the Improvements, then Subtenant will retain the architect at its own cost and expense. To facilitate timely commencement and completion of the Improvements, on or before the date specified in the Construction Schedule, Subtenant shall deliver to Sublandlord for Sublandlord’s approval Subtenant’s Design Requirements by the date for delivery specified in the Design Schedule. Subtenant shall ensure that Subtenant’s Design Requirements are consistent with the conceptual floor plan and specifications attached hereto as Schedule 2.

3.2. Preparation and Approval of Final Plans. If an architect is retained, Subtenant shall cause the architect to prepare proposed Final Plans, which conform to Subtenant’s Design Requirements. Sublandlord and Subtenant shall review the Final Plans, and deliver to the other party and to the architect, said party’s written approval or disapproval of the Final Plans within the time limits stated in the Design Schedule. If the Final Plans are disapproved in any respect by either party, the parties shall confer and negotiate in good faith to reach written agreement, using all reasonable efforts to achieve final agreement on such item by the last date for agreement specified in the Design Schedule. Both parties shall initial each page of the approved Final Plans.

3.3. Standards for Consent.

a. By Sublandlord. Subtenant recognizes and acknowledges that Sublandlord may determine to use and occupy the Subpremises immediately after the Sublease Term and that Sublandlord’s configuration and fixturization of the Subpremises for Subtenant have been determined accordingly. Sublandlord may withhold its approval of Subtenant’s Design Requirements or the Final Plans in its sole and absolute discretion. Without limiting the foregoing, Sublandlord may (i) withhold, in its sole discretion, its approval of any work that adversely affects the building structure, roof, or building service equipment, or is visible from the exterior of the Premises, or will not be generally reusable by other Subtenants, (ii) withhold its approval in the event that the Overlandlord has withheld its approval, or (iii) withhold its approval if Sublandlord determines Subtenant’s Design Requirements would materially interfere with Sublandlord’s plans for the Subpremises after the Expiration Date, or otherwise materially diminish the utility of the Subpremises to Sublandlord after the Expiration Date. Notwithstanding the foregoing, Sublandlord may withhold its approval, for any reason or no reason, to: (a) any alterations that would be located in or visible from public areas on any floor that includes the Reserved Premises; or (b) any alterations that the Overlease would require Sublandlord to remove at the end of the term of the Overlease unless Subtenant agrees in writing to perform such removal before the end of the Sublease Term and provides such assurances of removal as Sublandlord shall reasonably request.

b. By Subtenant. Subtenant may not withhold its approval of any change to Subtenant’s Design Requirements or to any element of the Final Plans required to obtain any required Permit

Exhibit S-D-3

for construction of the Improvements. Subtenant shall not unreasonably withhold its approval to any other element of the Final Plans.

c. Method for Disapproval. Any disapproval by Sublandlord or Subtenant shall be accompanied by a written statement of the disapproved item, the reasons for disapproval, and the specific changes required to make the item acceptable. If a party’s written notice of disapproval is not delivered in accordance with the time limits and standards set forth in this section, approval shall be deemed given.

3.4. Application for Approvals. When Sublandlord and Subtenant approve the Final Plans, if required, Subtenant shall submit them to all appropriate governmental agencies and third parties for issuance of the Permits required for the construction of the Improvements and occupancy by Subtenant of the Improvements for its intended use. Subtenant shall use all reasonable efforts to obtain the Permits within the time permitted by the Design Schedule.

If Subtenant fails to obtain any Permit required for the construction of Improvements by May 1, 2012; then either party may, at its sole election provide the other party with notice that the party providing such notice intends to terminate the Sublease and this Improvement Agreement; provided, however, Subtenant may not make such election if any act or omission of Subtenant has delayed the acquisition of such Permit. If thirty (30) days after receiving such notice, the Permits required for the construction of Improvements have still not been obtained, this Improvement Agreement and the Sublease shall terminate.

3.5. Changes to Final Plans. After agreed upon by the parties in accordance with the foregoing, the Final Plans, established in accordance with this Article III, may be modified only by a written “Change Order” executed by Sublandlord and Subtenant, which clearly describes (a) the change, (b) the party required to perform the change, and (c) any modification of the Final Plans necessitated by the Change Order. Neither Sublandlord nor Subtenant shall unreasonably withhold or delay its approval of any change (whether requested by a party or required by an Applicable Law or Restriction), provided however that either party may withhold its approval of any change that could have been disapproved in the party’s sole discretion pursuant to Section 3.3.

ARTICLE IV PERFORMANCE OF THE WORK

4.1. Selection of Contractors. When the parties have approved the Final Plans and Subtenant has obtained the Permits required for construction of the Improvements, Subtenant shall retain any required contractors and subcontractors to complete the Improvements, all at Subtenant’s cost and expense.

4.2. Commencement and Completion of Improvements. When (i) the consent of the Overlandlord has been obtained pursuant to Section 6.7 of the Sublease, (ii) all Permits for construction of the Improvements have been obtained, and (iii) Subtenant has entered into such construction contracts as it deems necessary or desirable in accordance with Section 4.1, Subtenant shall cause contractors to commence and to diligently prosecute the construction of the Improvements.

Exhibit S-D-4

ARTICLE V COMPLETION OF THE WORK

5.1. Inspection. Subtenant’s Representative shall have the right to enter the Premises at all reasonable times for the purpose of inspecting the progress of construction of the Improvements.

ARTICLE VI PAYMENT OF CONSTRUCTION COSTS

6.1. Duty to Pay Construction Costs. Subtenant shall be solely responsible for the cost of completion of the Improvements (“Construction Costs”).

ARTICLE VII RISK OF LOSS

7.1. Builder’s Risk Insurance. At all times prior to the Substantial Completion Date, Subtenant shall maintain so-called contingent liability and broad form “builder’s risk” insurance with coverage in an amount equal to the replacement cost of the Premises and the Improvements to be constructed pursuant to this Improvement Agreement.

7.2. Casualty. If the Premises or any portion of the Improvements are damaged or destroyed prior to Subtenant occupying the Subpremises, the parties shall have the following rights to terminate the Lease:

a. Subtenant may terminate the Lease, if it reasonably believes that the Building cannot be restored and the Improvements completed prior to ninety (90) days after the Scheduled Completion Date.

b. Sublandlord may terminate the Lease if its insurance is not sufficient to restore the damages to the Premises and Improvements.

If the Lease is so terminated, Subtenant shall be entitled to its reasonable share of the Sublandlord’s insurance equal to that portion of the cost of constructing the Improvements paid by that party prior to the casualty.

[Remainder of the Page Intentionally Left Blank]

Exhibit S-D-5

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Improvement Agreement, intending to be bound by it as of the date first above written.

Date:	3/7/12	RELATIONAL INVESTORS, LLC, a Delaware limited liability company

		By:	/s/ David Demarest
Name: /s/ David Demarest
Title: CAO

Date:	March 8, 2012	ZOGENIX, INC., a Delaware corporation

		By:	/s/ Roger Hawley
Name: /s/ Roger Hawley
Title: CEO

Exhibit S-D-6

SCHEDULE 1

DESIGN AND CONSTRUCTION SCHEDULE

PART A DESIGN SCHEDULE	DATE or DAYS TO COMPLETE
1. Last day for Subtenant to submit Subtenant’s Design Requirements to Sublandlord	March 7, 2012
2. Architect completes preliminary Final Plans	0 days after Item 2
3. Sublandlord and Subtenant will approve/disapprove the preliminary Final Plans	0 days after Item 3
4. Architect completes the Final Plans	0 days after Item 4
5. Sublandlord and Subtenant will approve/disapprove the Final Plans	0 days after Item 5

PART B CONSTRUCTION SCHEDULE	DATE or DAYS TO COMPLETE
Scheduled Completion Date of the Subpremises Improvements	May 1, 2012

Exhibit S-D-7

SCHEDULE 2

CONCEPTUAL FLOOR PLAN AND SPECIFICATIONS

Zogenix Scope

1)	Boardroom

Floor box to be installed in center of room, to accommodate power, data, and AV to users at conference table. Cables to run to server room and possible equipment in room housed in a credenza (furniture solution).

2)	Open Office

Zoegenix furniture vendor to thirteen 10x10 cubicles. Existing power and data feeds will be utilized, with there being a potential to add more power/tel-data feeds where required.

3)	File Room

Movable partition/door and workstation high panels (furniture solution) will be provided to enclose this room. Partition will go to below, but not at the grid. Power and teldata drops on wall common with server will be required for copy machine(s).

4)	Server Room

Three dedicated circuits required, plus a 208V. High temp sprinkler head. 3-ton split unit 24/7 cooling unit required, however Zoegenix is considering a MoveinCool.

5)	Reception

Remove existing reception desk and related millwork. Extend green glass from top of pony wall to eye-level to provide enclosure to open conference area (no door).

6)	Kitchen

Additional power and water lines will be provided for refrigerator, coffee maker, and drinking water. Existing cabinetry may be relocated to configure space to Zoegenix’s needs.

EXHIBIT S-E

FURNITURE INVENTORY

EXHIBIT S-E
FURNITURE

Office No	Value $	Description
653	$1,000	1 Wood four drawer file credenza
	$1,000	1 Wood Credenza w/ 3 doors
654	$3,000	1 Wood L-Desk w/tall cabinet
	$500	Modular cabinet w/wood top (glass slider & drawer)
	$250	1 Guest Chair (lateral rail)
655	$3,000	1 Wood L-Desk w/tall cabinet
	$200	1 Leather Desk Chair
	$250	1 Guest Chair (lateral rail)
656	$3,000	1 Wood L-Desk w/tall cabinet/file cabinet build under
	$50	1 Cloth desk Chair
	$250	1 Guest Chair (lateral rail)
657	$3,000	1 Wood L-Desk w/tall cabinet
	$1,050	1 round table w/2 beige chairs
	$250	1 Guest Chair (lateral rail)
658	$1,550	Round Table w/4 Green Chairs
	$1,000	Credenza (3door)
663	$1,200	1 Wood Desk
	$200	1 Leather Desk Chair
	$1,540	1 Wood large Credenza
	$6,600	3 Chairs/cappuccio and coffee table
665	$3,000	1 Wood L-Desk w/tall cabinet/file cabinet build under
	$50	Desk Chair - fabric
	$250	1 Guest Chair (lateral rail)
666	$3,000	1 Wood L-Desk w/tall cabinet/file cabinet build under
	$50	Desk Chair - fabric
	$250	1 Guest Chair (lateral rail)
667	$3,000	1 Wood L-Desk w/tall cabinet/file cabinet build under
	$50	Desk Chair - fabric
	$500	File drawers look built in under counter
	$500	2 biege Chairs
	$550	1 Wood Round table
668	$3,000	1 Wood L-Desk w/tall cabinet

Page 1

EXHIBIT S-E
FURNITURE

669	$3,000	1 Wood L-Desk w/tall cabinet
	$50	Desk Chair - fabric
	$1,000	Stand alone credena w/file drawers
670	$3,000	1 Wood L-Desk w/tall cabinet/file cabinet build under
	$200	Desk Chair - leather
671		No furniture
673	$550	1 Wood Round table
	$500	2 beige chairs
		2 drawer lateral file (metal - needs top) *
697	$3,000	1 Wood L-Desk w/tall cabinet
	$200	1 Leather Desk Chair
	$250	1 Guest Chair (lateral rail)
		Wood Credenza w/lateral filing (stand alone)
	$500	Modular cabinet w/wood top (glass slider and drawer)
674	$3,000	1 Wood L-Desk w/tall cabinet/file cabinet build under
	$200	Desk Chair - leather
675	$3,000	1 Wood L-Desk w/tall cabinet
		this desk has additional tall cabinet with laterial files
	$200	1 Leather Desk Chair
	$250	1 Guest Chair (lateral rail)
682	$3,000	1 Wood L-Desk w/tall cabinet
	$1,000	Wood Credenza w/lateral filing (stand alone)
	$500	Modular cabinet w/wood top (glass slider and drawer)
	$200	1 Leather Desk Chair
	$250	1 Guest Chair (lateral rail)
No Number	$3,000	1 Wood L-Desk w/tall cabinet/file cabinet build under
	$50	1 Fabric Desk Chair
683	$3,000	1 Wood L-Desk w/tall cabinet
	$500	Wood Credenza w/lateral filing (stand alone without top)
	$50	1 Fabric Desk Chair
	$250	1 Guest Chair (lateral rail)
	$500	Modular cabinet w/wood top (glass slider on top)
684	$3,000	1 Wood L-Desk w/tall cabinet
	$200	1 Leather Desk Chair
	$250	1 Guest Chair (lateral rail)
	$200	Tall Modular Cabinet

Page 2

EXHIBIT S-E
FURNITURE

685	$3,000	1 Wood L-Desk w/tall cabinet
	$50	1 Fabric Desk Chair
	$20	Black 2 drawer metal lateral file cabinet
	$300	Wood Credenza w/lateral filing (stand alone without top)
686	$3,000	1 Wood L-Desk w/tall cabinet
	$550	1 Wood Round table
	$50	1 Fabric Desk Chair
	$250	1 Guest Chair (lateral rail)
Hard walled cube by entrance	$200	L shaped w/filing built under Credenza
	$200	1- Leather desk chairs
	$150	3 - fabric desk chair
Conference room	$500	2 beige chairs
648	$400	Wall mounted television
	$86,610	

Page 3

EXHIBIT S-F

SUBTENANT’S INITIAL CERTIFICATE OF INSURANCE

ACORD

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY): 03/09/2012 09:16

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER
Barney & Barney LLC
CA Insurance Lic: 0C03950
9171 Towne Centre Drive, Suite 500
San Diego, CA 92122
858-457-3414

CONTACT NAME: Cynthia Ellington
PHONE (A/C, No, Ext): (858) 587-7593 FAX (A/C, No): (858) 587-7593
E-MAIL ADDRESS: cynthiacbarneyandbarney.com

INSURER(S) AFFORDING COVERAGE	NAIC #
INSURER A: Federal Insurance Company	20281
INSURER B: Illinois Union Insurance Company	27960
INSURER C:	
INSURER D:	
INSURER E:	
INSURER F:	

INSURED
Zogenix, Inc
12671 High Bluff Dr , Ste 200
San Diego, CA 92130

Client # 47617

COVERAGES

CERTIFICATE NUMBER: 429297 MST NUMBER: 20886 REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
A	GENERAL LIABILITY [X] COMMERCIAL GENERAL LIABILITY [ ] CLAIMS-MADE [X] OCCUR GEN'L AGGREGATE LIMIT APPLIES PER: [ ] POLICY [ ] PRO-JECT [ ] LOC	X		35843642	12/7/2011	12/7/2012	EACH OCCURRENCE	$ 1,000,000
							DAMAGE TO RENTED PREMISES (Ea occurrence)	$ 1,000,000
							MED EXP (Any one person)	$ 10,000
							PERSONAL & ADV INJURY	$ 1,000,000
							GENERAL AGGREGATE	$ 2,000,000
							PRODUCTS - COMP/OP AGG	$ EXCLUDED
								$
A	AUTOMOBILE LIABILITY [ ] ANY AUTO [ ] ALL OWNED AUTOS [ ] SCHEDULED AUTOS [X] HIRED AUTOS [X] NON-OWNED AUTOS			73543378	12/7/2011	12/7/2012	COMBINED SINGLE LIMIT (Ea accident)	$ 1,000,000
							BODILY INJURY (Per person)	$
							BODILY INJURY (Per accident)	$
							PROPERTY DAMAGE (Per accident)	$
								$
A	[ ] UMBRELLA LIAB [X] OCCUR [X] EXCESS LIAB [ ] CLAIMS-MADE DED RETENTION $			79848822 *PRODUCTS EXCLUDED	12/7/2011	12/7/2012	EACH OCCURRENCE	$ 10,000,000
							AGGREGATE	$ 10,000,000
								$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH) [ ] If yes, describe under DESCRIPTION OF OPERATIONS below	N/A					WC STATU-TORY LIMITS / OTH-ER	
							E.L. EACH ACCIDENT	$
							E.L. DISEASE - EA EMPLOYEE	$
							E.L. DISEASE - POLICY LIMIT	$
B	Products Liability - Retro Dates **			G23639099002	12/7/2011	12/7/2012	Limit: $10,000,000 Aggregate $10,000,000 Deductible: $25,000 - $75,000	

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)
** Retro Dates: 11/22/06 - 1st $5,000,000; 12/7/10 - $5,000,000 excess of $5,000,000
Certificate holder is included as additional insured per policy form attached
Leased premises at 12400 High Bluff, San Diego, CA 9213(

CERTIFICATE HOLDER

Relational Investors LLC

ATTN: David E Demarest
12400 High Bluff, Suite 600
San Diego, CA 92130

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE
Cynthia Ellington

Subject

ACORD 25 (2010/05)

© 1988-2010 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD

CERTIFICATE OF LIABILITY INSURANCE

ACORD®

DATE (MM/DD/YYYY) 03/09/2012 09:30

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER: Barney & Barney LLC CA Insurance Lic: 0C03950 9171 Towne Centre Drive, Suite 500 San Diego, CA 92122 858-457-3414	CONTACT NAME: Cynthia Ellington PHONE (A/C, No, Ext): (858) 587-7593 FAX (A/C, No): (858) 587-7593 E-MAIL ADDRESS: cynthiaebarneyandbarney.com
INSURED: Zogenix, Inc. 12671 High Bluff Dr., Ste 200 San Diego, CA 92130 Client # 47617	

INSURER(S) AFFORDING COVERAGE	NAIC #
INSURER A: Federal Insurance Company	20281
INSURER B: Illinois Union Insurance Company	27960
INSURER C:	
INSURER D:	
INSURER E:	
INSURER F:	

COVERAGES **CERTIFICATE NUMBER:** 429301 **MST NUMBER:** 20886 **REVISION NUMBER:**

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
A	GENERAL LIABILITY X COMMERCIAL GENERAL LIABILITY CLAIMS-MADE [X] OCCUR GEN'L AGGREGATE LIMIT APPLIES PER: POLICY / PRO-JECT / LOC	X		35843642	12/7/2011	12/7/2012	EACH OCCURRENCE	$ 1,000,000
							DAMAGE TO RENTED PREMISES (Ea occurrence)	$ 1,000,000
							MED EXP (Any one person)	$ 10,000
							PERSONAL & ADV INJURY	$ 1,000,000
							GENERAL AGGREGATE	$ 2,000,000
							PRODUCTS - COMP/OP AGG	$ EXCLUDED
								$
A	AUTOMOBILE LIABILITY ANY AUTO ALL OWNED AUTOS SCHEDULED AUTOS X HIRED AUTOS X NON-OWNED AUTOS			73543378	12/7/2011	12/7/2012	COMBINED SINGLE LIMIT (Ea accident)	$ 1,000,000
							BODILY INJURY (Per person)	$
							BODILY INJURY (Per accident)	$
							PROPERTY DAMAGE (Per accident)	$
								$
A	UMBRELLA LIAB [X] OCCUR X EXCESS LIAB CLAIMS-MADE DED RETENTION $			79848822 *PRODUCTS EXCLUDED	12/7/2011	12/7/2012	EACH OCCURRENCE	$ 10,000,000
							AGGREGATE	$ 10,000,000
								$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH) If yes, describe under DESCRIPTION OF OPERATIONS below	N/A					WC STATU-TORY LIMITS / OTH-ER	
							E.L. EACH ACCIDENT	$
							E.L. DISEASE - EA EMPLOYEE	$
							E.L. DISEASE - POLICY LIMIT	$
B	Products Liability - Retro Dates **			G23639099002	12/7/2011	12/7/2012	Limit: $10,000,000 Aggregate $10,000,000 Deductible: $25,000 / $75,000	

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

** Retro Dates: 11/22/06 - 1st $5,000,000; 12/7/10 - $5,000,000 excess of $5,000,000

Certificate Holder is included as additional insured per policy form attached.

Leased premises at 12400 High Bluff, San Diego, CA 92130

CERTIFICATE HOLDER

Kilroy Realty Corporation

ATTN: Legal Department
12200 West Olympic Blvd.,Ste 200
Los Angeles, CA 90064

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE

Cynthia Ellington

Subject

ACORD 25 (2010/05)

© 1988-2010 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD

INSURED: Zogenix, Inc.
COMPANY: Federal Insurance Company
POLICY #: 35843642
POLICY PERIOD: 12/7/2011 TO 12/7/2012
EFFECTIVE DATE:

Who Is An Insured
(continued)

Volunteers

Persons who are volunteer workers for you are **insureds**; but they are **insureds** only for acts within the scope of their activities for you and at your direction. However, no such person is an **insured** in connection with their voluntary participation in a **human clinical trial**.

Real Estate Managers

Persons (other than your **employees**) or organizations acting as your real estate managers are **insureds**; but they are **insureds** only with respect to their duties as your real estate managers.

Permissive Users Of Mobile Equipment

With respect to **mobile equipment** registered in your name under a motor vehicle registration law:

A. persons driving such equipment on a public road with your permission are **insureds**; and

B. persons or organizations responsible for the conduct of such persons described in subparagraph A. above are **insureds**; but they are **insureds** only with respect to the operation of the equipment and only if no other insurance of any kind is available to them.

However, no person or organization is an **insured** with respect to:

- **bodily injury** to any co-**employee** of the person driving the equipment; or
- **property damage** to any property owned or occupied by or loaned or rented to you, or in your charge or the charge of the employer of any person who is an **insured** under this provision.

Lessors Of Equipment

Persons or organizations from whom you lease equipment are **insureds**; but they are **insureds** only with respect to the maintenance or use by you of such equipment and only if you are contractually obligated to provide them with such insurance as is afforded by this contract.

However, no such person or organization is an **insured** with respect to any:

- damages arising out of their sole negligence; or
- **occurrence** that occurs, or offense that is committed, after the equipment lease ends.

Lessors Of Premises

Persons or organizations from whom you lease premises are **insureds**; but they are **insureds** only with respect to the ownership, maintenance or use of that particular part of such premises leased to you and only if you are contractually obligated to provide them with such insurance as is afforded by this contract.

However, no such person or organization is an **insured** with respect to any:

- damages arising out of their sole negligence;
- **occurrence** that occurs, or offense that is committed, after you cease to be a tenant in the premises; or
- structural alteration, new construction or demolition operations performed by or on behalf of them.

Liability Insurance
Form 80-02-2056 (Ed. 8-04) Contract Page 6 of 43

General Liability For Life Sciences

Who Is An Insured
(continued)

Vendors

Persons or organizations who are vendors of **your product** are **insureds**, but they are **insureds** only with respect to their liability for damages for **bodily injury** or **property damage** resulting from the distribution or sale of **your product** in the regular course of their business and only if this insurance applies to such products (included in the **products–completed operations hazard**).

However, no such person or organization is an **insured** with respect to any:

- assumption of liability by them in a contract or agreement. This limitation does not apply to the liability for damages for **bodily injury** or **property damage** that such vendor would have in the absence of such contract or agreement;
- representation or warranty unauthorized by you;
- chemical or physical change in **your product** made intentionally by the vendor;
- repackaging, unless unpacked solely for the purpose of inspection, demonstration or testing, or the substitution of parts under instruction from the manufacturer and then repacked in the original container;
- failure to make such inspections, adjustments, tests or servicing as the vendor has agreed to make or normally undertakes to make in the usual course of business in connection with the distribution or sale of **your product**;
- demonstration, installation, servicing or repair operations, except such operations performed at the vendor's premises in connection with the sale of **your product**;
- of **your products** which, after distribution or sale by you, have been labeled or relabeled or used as a container, ingredient or part of any other thing or substance by or for the vendor; or
- rendering of or failure to render any **healthcare service** whether or not such service is ordinary to any **insured's** profession and regardless of whether or not a **claim** or **suit** is brought by any client or other person or organization.

Further, no person or organization:

A. from whom you have acquired **your product**, or any container, ingredient or part entering into, accompanying or containing **your product**;

B. acting as a:

1. **life science product sales contractor**;
2. **life science product service contractor**; or
3. **human clinical trial contractor**; or

C. that dispenses, distributes, furnishes or sells a **life science product** to a provider of **healthcare service**;

is an **insured** under this provision.

Liability Insurance
Form 80-02-2056 (Ed. 8-04) Contract Page 9 of 43

Products-Completed Operations Liability Claims-Made For Life Sciences

Who Is An Insured

Vendors
(continued)

- failure to make such inspections, adjustments, tests or servicing as the vendor has agreed to make or normally undertakes to make in the usual course of business in connection with the distribution or sale of **your products**;
- demonstration, installation, servicing or repair operations, except such operations performed at the vendor's premises in connection with the sale of **your product**;
- of **your products** which, after distribution or sale by you, have been labeled or relabeled or used as a container, ingredient or part of any other thing or substance by or for the vendor; or
- rendering of or failure to render any **healthcare service** whether or not such service is ordinary to any **insured**'s profession and regardless of whether or not a claim or **suit** is brought by any **client** or other person or organization.

Further, no person or organization:

A. from whom you have acquired **your product**, or any container, ingredient or part entering into, accompanying or containing **your product**;

B. acting as a:

1. **life science product sales contractor**;
2. life science product service contractor; or
3. human clinical trial contractor; or

C. that dispenses, distributes, furnishes or sells a **life science product** to a provider of **healthcare service**;

is an **insured** under this provision.

Subsidiary Or Newly Acquired Or Formed Organizations

If there is no other insurance available, the following organizations will qualify as named **insureds**:

A. a subsidiary organization of the first named **insured** shown in the Declarations of which, at the beginning of the policy period and at the time of loss, such first named **insured** controls, either directly or indirectly, more than 50 percent of the interests entitled to vote generally in the election of the governing body of such organization; or

B. a subsidiary organization of the first named **insured** shown in the Declarations that such first named **insured** acquires or forms during the policy period, if at the time of loss such first named **insured** controls, either directly or indirectly, more than 50 percent of the interests entitled to vote generally in the election of the governing body of such organization. However, unless we agree to extend coverage for an additional period (in accordance with the provisions of paragraph C. under Limitations On Who Is An Insured), coverage under this provision is afforded only for **bodily injury** or **property damage** that did not occur later than:

- 90 days after such acquisition or formation is executed; or
- the end of the policy period;

whichever comes first.

Liability Insurance
Form 80-02-2085 (Rev. 8-04) *Contract* *Page 9 of 40*

Who Is An Insured
(continued)

Human Clinical Trial Contractors

Persons (other than your **employees**) or organizations acting as a **human clinical trial contractor** for you, pursuant to a written contract or agreement between you and such person or organization, are **insureds**; but they are **insureds** only:

A. with respect to their liability for damages for **bodily injury** or **property damage** (included in the **products-completed operations hazard**) resulting from acts:

   1. in connection with your **human clinical trial**, to which this insurance applies; and

   2. in the regular course of their business; and

B. if you are obligated, pursuant to such contract or agreement, to provide them with such insurance as is afforded by this policy.

However, no such person or organization is an **insured** with respect to any:

- assumption of liability by them in a contract or agreement. This limitation does not apply to the liability for damages for injury or damage, to which this insurance applies, that the person or organization would have in the absence of such contract or agreement.
- representation or warranty unauthorized by you.
- chemical or physical change in **your product** made intentionally by the person or organization.
- damages arising out of their sole negligence.
- reckless or willful violation of any law or regulation.

Further, no person or organization from whom you have acquired **your product**, or any container, ingredient or part entering into, accompanying or containing **your product**, is an **insured** under this provision.

Life Science Product Sales Contractors

Persons (other than your **employees**) or organizations acting as a **life science product sales contractor** for you, pursuant to a written contract or agreement between you and such person or organization, are **insureds**; but they are **insureds** only:

A. with respect to their liability for damages for **bodily injury** or **property damage** (included in the **products-completed operations hazard**) resulting from the dispensing, distribution, furnishing or sale of **your product**:

   1. if **your product** is a **life science product**, to which this insurance applies; and

   2. in the regular course of their business; and

B. if you are obligated, pursuant to such contract or agreement, to provide them with such insurance as is afforded by this policy.

However, no such person or organization is an **insured** with respect to any:

- assumption of liability by them in a contract or agreement. This limitation does not apply to the liability for damages for injury or damage, to which this insurance applies, that the person or organization would have in the absence of such contract or agreement.
- representation or warranty unauthorized by you.
- chemical or physical change in **your product** made intentionally by the person or organization.
- damages arising out of their sole negligence.

Liability Insurance
Form 80-02-2085 (Rev. 8-04) _Contract_ _Page 10 of 40_

Products-Completed Operations Liability Claims-Made For Life Sciences

Who Is An Insured

Life Science Product Sales Contractors (continued)

- reckless or willful violation of any law or regulation.
- rendering of or failure to render any **healthcare service** whether or not such service is ordinary to any **insured**'s profession and regardless of whether or not a claim or suit is brought by any client or other person or organization.
- of **your products** which, after distribution or sale by you, have been labeled or relabeled or used as a container, ingredient or part of any other substance or thing by or for the person or organization. This limitation does not apply to such relabeling of **your product** in the regular course of dispensing or furnishing the required amount or dosage of such product.

Further, no person or organization from whom you have acquired **your product**, or any container, ingredient or part entering into, accompanying or containing **your product**, is an **insured** under this provision.

Life Science Product Service Contractors

Persons (other than your **employees**) or organizations acting as a **life science product service contractor** for you, pursuant to a written contract or agreement between you and such person or organization, are **insureds**; but they are **insureds** only:

A. with respect to their liability for damages for **bodily injury** or **property damage** resulting from acts:

   1. within the scope of your **life science product service**, to which this insurance applies; and

   2. in the regular course of their business; and

B. if you are obligated, pursuant to such contract or agreement, to provide them with such insurance as is afforded by this policy.

However, no such person or organization is an **insured** with respect to any:

- assumption of liability by them in a contract or agreement. This limitation does not apply to the liability for damages for injury or damage, to which this insurance applies, that the person or organization would have in the absence of such contract or agreement.
- representation or warranty unauthorized by you.
- chemical or physical change in **your product** made intentionally by the person or organization.
- damages arising out of their sole negligence.
- reckless or willful violation of any law or regulation.
- rendering of or failure to render any **healthcare service** whether or not such service is ordinary to any **insured**'s profession and regardless of whether or not a claim or suit is brought by any client or other person or organization.

Further, no person or organization from whom you have acquired **your product**, or any container, ingredient or part entering into, accompanying or containing **your product**, is an **insured** under this provision.

Liability Insurance
Form 80-02-2085 (Rev. 8-04) *Contract* *Page 11 of 40*

Who Is An Insured
(continued)

Limitations On Who Is An Insured

A. Except to the extent provided under the Subsidiary Or Newly Acquired Or Formed Organizations provision above, no person or organization is an **insured** with respect to the conduct of any person or organization that is not shown as a named **insured** in the Declarations.

B. No person or organization is an **insured** with respect to the:

1. ownership, maintenance or use of any assets; or

2. conduct of any person or organization whose assets, business or organization;

you acquire, either directly or indirectly, for any **bodily injury** or **property damage** that occurred, in whole or in part, before such acquisition is executed.

C. No person or organization is an **insured** with respect to the:

1. ownership, maintenance or use of any assets you acquire;

2. conduct of any person or organization whose assets, business or organization you acquire; or

3. conduct of any organization you form;

during the policy period, either directly or indirectly, for any **bodily injury** or **property damage** that occurs later than:

- 90 days after such acquisition or formation is executed; or
- the end of the policy period;

whichever comes first, unless:

- you give us written notice describing the acquisition or formation for which you are requesting an extension of coverage for an additional period;
- we agree to issue an endorsement to extend coverage for an additional period (up to the end of the policy period) in connection with the acquisition or formation, in accordance with the terms, conditions and additional premiums determined by us; and
- you accept such terms and conditions and pay such premiums promptly when due.

Limits Of Insurance

The Limits Of Insurance shown in the Declarations and the rules below fix the most we will pay, regardless of the number of:

- **insureds**;
- claims made or **suits** brought; or
- persons or organizations making claims or bringing **suits**.

The Limits Of Insurance apply separately to each consecutive annual period and to any remaining period of less than 12 months, starting with the beginning of the policy period shown in the Declarations, unless the policy period is extended after issuance for an additional period of less than 12 months. In that case, the additional period will be deemed part of the last preceding period for purposes of determining the Limits Of Insurance.

Liability Insurance
Form 80-02-2085 (Rev. 8-04) *Contract* *Page 12 of 40*

ACORD®

EVIDENCE OF PROPERTY INSURANCE

DATE (MM/DD/YYYY): 3/9/12

THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS EVIDENCE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE ADDITIONAL INTEREST.

AGENCY — PHONE (A/C, No, Ext):
Barney & Barney LLC
9171 Towne Centre Drive, Suite 500 P. O. Box 85638
San Diego, CA 92122
(858) 457-3414

FAX (A/C, No): — E-MAIL ADDRESS:

CODE: — SUB CODE:

AGENCY CUSTOMER ID #: 47617

COMPANY: Federal Insurance Company — NAIC NO: 20281

INSURED:
Zogenix, Inc.
12671 High Bluff Dr., Ste 200
San Diego, CA 92130

LOAN NUMBER	POLICY NUMBER
	35843642

EFFECTIVE DATE	EXPIRATION DATE	CONTINUED UNTIL TERMINATED IF CHECKED
12/7/2011	12/7/2012	☐

THIS REPLACES PRIOR EVIDENCE DATED:

PROPERTY INFORMATION

LOCATION/DESCRIPTION

LOCATION SCHEDULE ATTACHED

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

COVERAGE / PERILS / FORMS	AMOUNT OF INSURANCE	DEDUCTIBLE
Business Personal Property , Includes Tenant Improvements 1,2 & 3	$3,500,000	$5,000
Blanket Business Income with Extra Expense	$4,374,000	
Renovations Under Construction	$30,000	$5,000
Special Form (including theft), Replacement Cost Coverage		

REMARKS (Including Special Conditions)

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

ADDITIONAL INTEREST

NAME AND ADDRESS

Relational Investors LLC

ATTN: David E Demarest
12400 High Bluff, Suite 600
San Diego, CA 92130

☐ MORTGAGEE ☐ ADDITIONAL INSURED
☐ LOSS PAYEE

LOAN #

AUTHORIZED REPRESENTATIVE

Cynthia Ellington

ACORD 27 (2009/12) Client # 47617 Mst # 20896 Cert #
© 1993-2009 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD

Insured: Zogenix, Inc. Master # 20896 Cert #

Attachment Page

Zogenix, Inc. - Schedule Of Locations

1 - 12671 High Bluff Dr., San Diego, CA 92130
2 - 5858 Horton Street, Emeryville, CA 94608
3 - 12400 High Bluff Dr., San Diego, CA 92130

EVIDENCE OF PROPERTY INSURANCE

ACORD®

DATE (MM/DD/YYYY): 3/9/12

THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS EVIDENCE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE ADDITIONAL INTEREST.

AGENCY PHONE (A/C, No, Ext):
Barney & Barney LLC
9171 Towne Centre Drive, Suite 500 P. O. Box 85638
San Diego, CA 92122
(858) 457-3414

FAX (A/C, No): E-MAIL ADDRESS:

CODE: SUB CODE:

AGENCY CUSTOMER ID #: 47617

COMPANY NAIC NO: 20281
Federal Insurance Company

INSURED
Zogenix, Inc.

12671 High Bluff Dr., Ste 200
San Diego, CA 92130

LOAN NUMBER:

POLICY NUMBER: 35843642

EFFECTIVE DATE	EXPIRATION DATE	CONTINUED UNTIL TERMINATED IF CHECKED
12/7/2011	12/7/2012	☐

THIS REPLACES PRIOR EVIDENCE DATED:

PROPERTY INFORMATION

LOCATION/DESCRIPTION

LOCATION SCHEDULE ATTACHED

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

COVERAGE / PERILS / FORMS	AMOUNT OF INSURANCE	DEDUCTIBLE
Business Personal Property , Includes Tenant Improvements 1,2 & 3	$3,500,000	$5,000
Blanket Business Income with Extra Expense	$4,374,000	
Renovations Under Construction	$30,000	$5,000
Special Form (including theft), Replacement Cost Coverage		

REMARKS (Including Special Conditions)

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

ADDITIONAL INTEREST

NAME AND ADDRESS

Kilroy Realty Corporation

ATTN: Legal Department
12200 West Olympic Blvd., Suite 200
Los Angeles, CA 90064

☐ MORTGAGEE ☐ ADDITIONAL INSURED
☐ LOSS PAYEE

LOAN #

AUTHORIZED REPRESENTATIVE
Cynthia Ellington

ACORD 27 (2009/12) Client # 47617 Mst # 20896 Cert #
© 1993-2009 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD

Insured: Zogenix, Inc. Master # 20896 Cert #

Attachment Page

Zogenix, Inc. - Schedule Of Locations

1 - 12671 High Bluff Dr., San Diego, CA 92130
2 - 5858 Horton Street, Emeryville, CA 94608
3 - 12400 High Bluff Dr., San Diego, CA 92130

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY): 03/09/2012 09:16

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER
Barney & Barney LLC
CA Insurance Lic: 0C03950
9171 Towne Centre Drive, Suite 500
San Diego, CA 92122
858-457-3414

CONTACT NAME: Cynthia Ellington
PHONE (A/C, No, Ext): (858) 587-7593 FAX (A/C, No): (858) 587-7593
E-MAIL ADDRESS: cynthiaebarneyandbarney.com

INSURER(S) AFFORDING COVERAGE	NAIC #
INSURER A: Federal Insurance Company	20281
INSURER B: Illinois Union Insurance Company	27960
INSURER C:	
INSURER D:	
INSURER E:	
INSURER F:	

INSURED
Zogenix, Inc.

12671 High Bluff Dr., Ste 200
San Diego, CA 92130

Client # 47617

COVERAGES CERTIFICATE NUMBER: 429297 MST NUMBER: 20886 REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
A	GENERAL LIABILITY: [X] COMMERCIAL GENERAL LIABILITY; [ ] CLAIMS-MADE [X] OCCUR; GEN'L AGGREGATE LIMIT APPLIES PER: [ ] POLICY [ ] PRO-JECT [ ] LOC	X		35843642	12/7/2011	12/7/2012	EACH OCCURRENCE	$ 1,000,000
							DAMAGE TO RENTED PREMISES (Ea occurrence)	$ 1,000,000
							MED EXP (Any one person)	$ 10,000
							PERSONAL & ADV INJURY	$ 1,000,000
							GENERAL AGGREGATE	$ 2,000,000
							PRODUCTS - COMP/OP AGG	$ EXCLUDED
								$
A	AUTOMOBILE LIABILITY: [ ] ANY AUTO; [ ] ALL OWNED AUTOS; [ ] SCHEDULED AUTOS; [X] HIRED AUTOS; [X] NON-OWNED AUTOS			73543378	12/7/2011	12/7/2012	COMBINED SINGLE LIMIT (Ea accident)	$ 1,000,000
							BODILY INJURY (Per person)	$
							BODILY INJURY (Per accident)	$
							PROPERTY DAMAGE (Per accident)	$
								$
A	[ ] UMBRELLA LIAB [X] OCCUR; [X] EXCESS LIAB [ ] CLAIMS-MADE; DED RETENTION $			79848822 *PRODUCTS EXCLUDED	12/7/2011	12/7/2012	EACH OCCURRENCE	$ 10,000,000
							AGGREGATE	$ 10,000,000
								$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N; ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH) [ ]; If yes, describe under DESCRIPTION OF OPERATIONS below	N/A					WC STATU-TORY LIMITS / OTH-ER	
							E.L. EACH ACCIDENT	$
							E.L. DISEASE - EA EMPLOYEE	$
							E.L. DISEASE - POLICY LIMIT	$
B	Products Liability - Retro Dates **			G23639099002	12/7/2011	12/7/2012	Limit: $10,000,000 Aggregate $10,000,000 Deductible: $25,000 / $75,000	

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)
** Retro Dates: 11/22/06 - 1st $5,000,000; 12/7/10 - $5,000,000 excess of $5,000,000
Certificate holder is included as additional insured per policy form attached

CERTIFICATE HOLDER

Relational Investors LLC

ATTN: David E Demarest
12400 High Bluff, Suite 600
San Diego, CA 92130

Subject

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE
Cynthia Ellington

© 1988-2010 ACORD CORPORATION. All rights reserved.

ACORD 25 (2010/05)

The ACORD name and logo are registered marks of ACORD

INSURED: Zogenix, Inc.
COMPANY: Federal Insurance Company
POLICY #: 35843642
POLICY PERIOD: 12/7/2011 TO 12/7/2012
EFFECTIVE DATE:

Who Is An Insured
(continued)

Volunteers

Persons who are volunteer workers for you are **insureds**; but they are **insureds** only for acts within the scope of their activities for you and at your direction. However, no such person is an **insured** in connection with their voluntary participation in a **human clinical trial**.

Real Estate Managers

Persons (other than your **employees**) or organizations acting as your real estate managers are **insureds**; but they are **insureds** only with respect to their duties as your real estate managers.

Permissive Users Of Mobile Equipment

With respect to **mobile equipment** registered in your name under a motor vehicle registration law:

A. persons driving such equipment on a public road with your permission are **insureds**; and

B. persons or organizations responsible for the conduct of such persons described in subparagraph A. above are **insureds**; but they are **insureds** only with respect to the operation of the equipment and only if no other insurance of any kind is available to them.

However, no person or organization is an **insured** with respect to:

- **bodily injury** to any co-**employee** of the person driving the equipment; or
- **property damage** to any property owned or occupied by or loaned or rented to you, or in your charge or the charge of the employer of any person who is an **insured** under this provision.

Lessors Of Equipment

Persons or organizations from whom you lease equipment are **insureds**; but they are **insureds** only with respect to the maintenance or use by you of such equipment and only if you are contractually obligated to provide them with such insurance as is afforded by this contract.

However, no such person or organization is an **insured** with respect to any:

- damages arising out of their sole negligence; or
- **occurrence** that occurs, or offense that is committed, after the equipment lease ends.

Lessors Of Premises

Persons or organizations from whom you lease premises are **insureds**; but they are **insureds** only with respect to the ownership, maintenance or use of that particular part of such premises leased to you and only if you are contractually obligated to provide them with such insurance as is afforded by this contract.

However, no such person or organization is an **insured** with respect to any:

- damages arising out of their sole negligence;
- **occurrence** that occurs, or offense that is committed, after you cease to be a tenant in the premises; or
- structural alteration, new construction or demolition operations performed by or on behalf of them.

Liability Insurance
Form 80-02-2056 (Ed. 8-04) *Contract* *Page 8 of 43*

General Liability For Life Sciences

Who Is An Insured
(continued)

Vendors

Persons or organizations who are vendors of **your product** are **insureds**; but they are **insureds** only with respect to their liability for damages for **bodily injury** or **property damage** resulting from the distribution or sale of **your product** in the regular course of their business and only if this insurance applies to such products (included in the **products-completed operations hazard**).

However, no such person or organization is an **insured** with respect to any:

- assumption of liability by them in a contract or agreement. This limitation does not apply to the liability for damages for **bodily injury** or **property damage** that such vendor would have in the absence of such contract or agreement;
- representation or warranty unauthorized by you;
- chemical or physical change in **your product** made intentionally by the vendor;
- repackaging, unless unpacked solely for the purpose of inspection, demonstration or testing, or the substitution of parts under instruction from the manufacturer and then repacked in the original container;
- failure to make such inspections, adjustments, tests or servicing as the vendor has agreed to make or normally undertakes to make in the usual course of business in connection with the distribution or sale of **your product**;
- demonstration, installation, servicing or repair operations, except such operations performed at the vendor's **premises** in connection with the sale of **your product**;
- of **your products** which, after distribution or sale by you, have been labeled or relabeled or used as a container, ingredient or part of any other thing or substance by or for the vendor; or
- rendering of or failure to render any **healthcare service** whether or not such service is ordinary to any **insured's** profession and regardless of whether or not a claim or **suit** is brought by any client or other person or organization

Further, no person or organization:

A. from whom you have acquired **your product**, or any container, ingredient or part entering into, accompanying or containing **your product**;

B. acting as a:

1. **life science product sales contractor**;
2. **life science product service contractor**; or
3. **human clinical trial contractor**; or

C. that dispenses, distributes, furnishes or sells a **life science product** to a provider of **healthcare service**;

is an **insured** under this provision.

Liability Insurance
Form 80-02-2056 (Ed. 8-04) *Contract* *Page 9 of 43*

Products-Completed Operations Liability Claims-Made For Life Sciences

Who Is An Insured

Vendors *(continued)*

- failure to make such inspections, adjustments, tests or servicing as the vendor has agreed to make or normally undertakes to make in the usual course of business in connection with the distribution or sale of **your products**;
- demonstration, installation, servicing or repair operations, except such operations performed at the vendor's premises in connection with the sale of **your product**;
- of **your products** which, after distribution or sale by you, have been labeled or relabeled or used as a container, ingredient or part of any other thing or substance by or for the vendor; or
- rendering of or failure to render any **healthcare service** whether or not such service is ordinary to any **insured**'s profession and regardless of whether or not a claim or **suit** is brought by any client or other person or organization.

Further, no person or organization:

A. from whom you have acquired **your product**, or any container, ingredient or part entering into, accompanying or containing **your product**;

B. acting as a:

1. **life science product sales contractor**;
2. life science product service contractor; or
3. human clinical trial contractor; or

C. that dispenses, distributes, furnishes or sells a **life science product** to a provider of **healthcare service**;

is an **insured** under this provision.

Subsidiary Or Newly Acquired Or Formed Organizations

If there is no other insurance available, the following organizations will qualify as named **insureds**:

A. a subsidiary organization of the first named **insured** shown in the Declarations of which, at the beginning of the policy period and at the time of loss, such first named **insured** controls, either directly or indirectly, more than 50 percent of the interests entitled to vote generally in the election of the governing body of such organization; or

B. a subsidiary organization of the first named **insured** shown in the Declarations that such first named **insured** acquires or forms during the policy period, if at the time of loss such first named **insured** controls, either directly or indirectly, more than 50 percent of the interests entitled to vote generally in the election of the governing body of such organization. However, unless we agree to extend coverage for an additional period (in accordance with the provisions of paragraph C. under Limitations On Who Is An Insured), coverage under this provision is afforded only for **bodily injury** or **property damage** that did not occur later than:

- 90 days after such acquisition or formation is executed; or
- the end of the policy period;

whichever comes first.

Liability Insurance
Form 80-02-2085 (Rev. 8-04) Contract
Page 9 of 40

Who Is An Insured
(continued)

Human Clinical Trial Contractors

Persons (other than your **employees**) or organizations acting as a **human clinical trial contractor** for you, pursuant to a written contract or agreement between you and such person or organization, are **insureds**; but they are **insureds** only:

A. with respect to their liability for damages for **bodily injury** or **property damage** (included in the **products-completed operations hazard**) resulting from acts:

1. in connection with your **human clinical trial**, to which this insurance applies; and
2. in the regular course of their business; and

B. if you are obligated, pursuant to such contract or agreement, to provide them with such insurance as is afforded by this policy.

However, no such person or organization is an **insured** with respect to any:

- assumption of liability by them in a contract or agreement. This limitation does not apply to the liability for damages for injury or damage, to which this insurance applies, that the person or organization would have in the absence of such contract or agreement.
- representation or warranty unauthorized by you.
- chemical or physical change in **your product** made intentionally by the person or organization.
- damages arising out of their sole negligence.
- reckless or willful violation of any law or regulation.

Further, no person or organization from whom you have acquired **your product**, or any container, ingredient or part entering into, accompanying or containing **your product**, is an **insured** under this provision.

Life Science Product Sales Contractors

Persons (other than your **employees**) or organizations acting as a **life science product sales contractor** for you, pursuant to a written contract or agreement between you and such person or organization, are **insureds**; but they are **insureds** only:

A. with respect to their liability for damages for **bodily injury** or **property damage** (included in the **products-completed operations hazard**) resulting from the dispensing, distribution, furnishing or sale of **your product**:

1. if **your product** is a **life science product**, to which this insurance applies; and
2. in the regular course of their business; and

B. if you are obligated, pursuant to such contract or agreement, to provide them with such insurance as is afforded by this policy.

However, no such person or organization is an **insured** with respect to any:

- assumption of liability by them in a contract or agreement. This limitation does not apply to the liability for damages for injury or damage, to which this insurance applies, that the person or organization would have in the absence of such contract or agreement.
- representation or warranty unauthorized by you.
- chemical or physical change in **your product** made intentionally by the person or organization.
- damages arising out of their sole negligence.

Liability Insurance
Form 80-02-2085 (Rev. 8-04) Contract Page 10 of 40

Products-Completed Operations Liability Claims-Made For Life Sciences

Who Is An Insured

Life Science Product Sales Contractors (continued)

- reckless or willful violation of any law or regulation.
- rendering of or failure to render any **healthcare service** whether or not such service is ordinary to any **insured**'s profession and regardless of whether or not a claim or suit is brought by any client or other person or organization.
- of **your products** which, after distribution or sale by you, have been labeled or relabeled or used as a container, ingredient or part of any other substance or thing by or for the person or organization. This limitation does not apply to such relabeling of **your product** in the regular course of dispensing or furnishing the required amount or dosage of such product.

Further, no person or organization from whom you have acquired **your product**, or any container, ingredient or part entering into, accompanying or containing **your product**, is an **insured** under this provision.

Life Science Product Service Contractors

Persons (other than your **employees**) or organizations acting as a **life science product service contractor** for you, pursuant to a written contract or agreement between you and such person or organization, are **insureds**; but they are **insureds** only:

A. with respect to their liability for damages for **bodily injury** or **property damage** resulting from acts:

   1. within the scope of your **life science product service**, to which this insurance applies; and
   2. in the regular course of their business; and

B. if you are obligated, pursuant to such contract or agreement, to provide them with such insurance as is afforded by this policy.

However, no such person or organization is an **insured** with respect to any:

- assumption of liability by them in a contract or agreement. This limitation does not apply to the liability for damages for injury or damage, to which this insurance applies, that the person or organization would have in the absence of such contract or agreement.
- representation or warranty unauthorized by you.
- chemical or physical change in **your product** made intentionally by the person or organization.
- damages arising out of their sole negligence.
- reckless or willful violation of any law or regulation.
- rendering of or failure to render any **healthcare service** whether or not such service is ordinary to any **insured**'s profession and regardless of whether or not a claim or **suit** is brought by any client or other person or organization.

Further, no person or organization from whom you have acquired **your product**, or any container, ingredient or part entering into, accompanying or containing **your product**, is an **insured** under this provision.

Liability Insurance

Form 80-02-2085 (Rev. 8-04) Contract

Page 11 of 40

Who Is An Insured
(continued)

Limitations On Who Is An Insured

A. Except to the extent provided under the Subsidiary Or Newly Acquired Or Formed Organizations provision above, no person or organization is an **insured** with respect to the conduct of any person or organization that is not shown as a named **insured** in the Declarations.

B. No person or organization is an **insured** with respect to the:

1. ownership, maintenance or use of any assets; or
2. conduct of any person or organization whose assets, business or organization;

you acquire, either directly or indirectly, for any **bodily injury** or **property damage** that occurred, in whole or in part, before such acquisition is executed.

C. No person or organization is an **insured** with respect to the:

1. ownership, maintenance or use of any assets you acquire;
2. conduct of any person or organization whose assets, business or organization you acquire; or
3. conduct of any organization you form;

during the policy period, either directly or indirectly, for any **bodily injury** or **property damage** that occurs later than:

- 90 days after such acquisition or formation is executed; or
- the end of the policy period;

whichever comes first, unless:

- you give us written notice describing the acquisition or formation for which you are requesting an extension of coverage for an additional period;
- we agree to issue an endorsement to extend coverage for an additional period (up to the end of the policy period) in connection with the acquisition or formation, in accordance with the terms, conditions and additional premiums determined by us; and
- you accept such terms and conditions and pay such premiums promptly when due.

Limits Of Insurance

The Limits Of Insurance shown in the Declarations and the rules below fix the most we will pay, regardless of the number of:

- **insureds**;
- claims made or **suits** brought; or
- persons or organizations making claims or bringing **suits**.

The Limits Of Insurance apply separately to each consecutive annual period and to any remaining period of less than 12 months, starting with the beginning of the policy period shown in the Declarations, unless the policy period is extended after issuance for an additional period of less than 12 months. In that case, the additional period will be deemed part of the last preceding period for purposes of determining the Limits Of Insurance.

Liability Insurance
Form 80-02-2088 (Rev. 8-04) *Contract* *Page 12 of 40*

EXHIBIT S-G

SUBLEASE DEFINED TERMS

The following terms are defined in the Sublease at the pages indicated below (all other capitalized terms used but not defined in the Sublease shall have the meanings given to those terms in the Overlease)

Term	Page No
Additional Services	12
Additional Subrent	2
Base Subrent	2
Base Year	3
Direct Expenses	3
Early Access Date	2
Event of Default	16
Execution Date	1
Expense Year	3
Fixturizing	2
Lease Month	2
Overlandlord	1
Overlease	1
Overtenant	1
Rent Commencement Date	2
Reserved Premises	1
Standard Overlandlord Consent	18
Sublandlord	1
Sublandlord’s Rent	12
Sublease	1
Sublease Commencement Date	1
Sublease Expiration Date	2
Sublease Term	1
Subpremises	1
Subpremises Improvements	15
Subpremises Improvements Work Letter	15
Subrent	2
Subtenant	1
Subtenant Share	3

CONSENT TO SUBLEASE

THIS CONSENT TO SUBLEASE (this “Agreement”) is made as of April 13, 2012, by and among KILROY REALTY, L.P., a Delaware limited partnership (“Landlord”), RELATIONAL INVESTORS LLC, a Delaware limited liability company (“Tenant”) and ZOGENIX, INC., a Delaware corporation (“Subtenant”), and is made with regard to the following facts and objectives:

R E C I T A L S:

A. Landlord and Tenant, as Lessee, are parties to that certain Office Lease, dated as of June 1, 2004 (the “Master Lease”), for Suite 600, containing approximately 32,793 rentable square feet (the “Premises”), comprising a portion of that certain approximately 208,961 rentable square foot building (“Building”) located at 12400 High Bluff Drive, San Diego, California 92130. The Master Lease was amended by that certain First Amendment to Office Lease, dated July 23, 2004 (“Amendment No. 1”), and by that certain Release Agreement dated December 22, 2005 (the “Release Agreement”). The Master Lease and Amendment No. 1 are hereinafter collectively referred to as the “Master Lease.”

B. Under the terms of Section 14.1 of the Master Lease, Tenant has requested Landlord’s consent to that certain Sublease, dated April 12, 2012 (the “Sublease”), which Sublease subleases to Subtenant a portion of the Premises, consisting of approximately 13,124 rentable square feet, described in the Sublease (the “Subleased Premises”) for a term commencing on or about May 1, 2012, and expiring on November 27, 2014. A copy of the Sublease is attached to this Agreement as Exhibit A.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

1. Tenant Estoppel. Tenant represents and warrants that (a) the Master Lease is in full force and effect; (b) the Master Lease has not been assigned, encumbered, modified, extended or supplemented; (c) Tenant knows of no defense or counterclaim to the enforcement of the Master Lease; (d) Tenant is not entitled to any reduction, offset or abatement of the rent payable under the Master Lease; (e) a true and complete copy of the Sublease is attached hereto, and the Sublease constitutes the complete agreement between Tenant and Subtenant with respect to the subject matter thereof; (f) Landlord has completed all work to be performed by Landlord under the Master Lease and has paid all contributions and other sums due to Tenant under the Master Lease; and (g) neither Landlord nor Tenant is in default of any of their respective obligations or covenants, and neither has breached any of their respective representations or warranties under the Master Lease.

2. Landlord’s Consent. Landlord consents to the Sublease. The consent is granted only on the terms and conditions stated in this Agreement. Landlord is not bound by any of the terms, covenants or conditions of the Sublease. The Sublease is subject and subordinate to the

Master Lease. Accordingly, Landlord’s consent pursuant to the terms hereof shall not be deemed to be Landlord’s consent to any alteration of the Premises or the Subleased Premises not set forth in the Sublease nor entitle Subtenant to any additional signage other than as set forth in the Sublease. Subtenant acknowledges for the benefit of Landlord that Subtenant accepts the Subleased Premises in their presently existing “as-is” condition and that Landlord has made no representation or warranty to Subtenant as to the compliance of the Subleased Premises with any law, statute, ordinance, rule or regulation. Nothing contained herein shall be construed as a consent to, approval of, or ratification by Landlord of, any of the particular provisions of the Sublease or any plan or drawing referred to or contained therein (except as may be expressly provided herein). Landlord has not reviewed or approved any provision of the Sublease.

3. Tenant or Subtenant Default. If Tenant or Subtenant violates any of the terms of this Agreement, or if any representation by Tenant or Subtenant in this Agreement is untrue in any material respect, or if Subtenant takes any action which would constitute a default under the Master Lease, then Landlord may declare the Master Lease to be in default and avail itself of all remedies provided at law or in equity or under the Master Lease with respect to defaults. Landlord’s rights and remedies under this Agreement shall be in addition to every other right or remedy available to it under the Master Lease, at law, in equity or otherwise and Landlord shall be able to assert its rights and remedies at the same time as, before, or after its assertion of any other right or remedy to which it is entitled without in any way diminishing such other rights or remedies.

4. Nonrelease of Tenant; Further Transfers. Neither the Sublease nor this Agreement shall release or discharge Tenant from any liability, whether past, present or future, as Tenant under the Master Lease or alter the primary liability of Tenant to pay the Base Rent and any additional rent and perform all of Tenant’s obligations under the Master Lease (including the payment of all invoices rendered by Landlord for charges incurred by Tenant for services and materials supplied to the Subleased Premises by Landlord, if any), Neither the Sublease nor this Agreement shall be construed as a waiver of Landlord’s right to consent to any further subletting either by Tenant or by the Subtenant, or to any assignment by Tenant if the Master Lease or assignment by Subtenant of the Sublease after the date hereof, or as a consent to any portion of the Subleased Premises being used or occupied by any other party other than Subtenant. Landlord may consent to subsequent sublettings and assignments of the Master Lease or the Sublease or any amendments or modifications thereto without notifying Tenant or the Subtenant, nor anyone else liable under the Master Lease and without obtaining their consent. No such action by Landlord shall relieve such persons from any liability to Landlord or otherwise with regard to the Subleased Premises.

5. Relationship with Landlord. In the event a default (beyond applicable notice and cure periods) shall occur in the performance of Tenant’s obligations under the Master Lease, Tenant shall be deemed to have assigned and transferred to Landlord (without the necessity of any further documentation or notice) the Tenant’s interest in the Sublease and all rentals and income arising therefrom, subject to the terms of this Section 5. Subtenant, without any offset of rent, hereby expressly waives the right to enforce any such provision of the Sublease, Master Lease or this Agreement against Landlord. If Tenant defaults in the performance of its obligations to Landlord under Section 19.1 of the Master Lease (whether or not Landlord terminates the Master Lease), Landlord may, as provided by Section 19.2 of the Master Lease, at its option, by notice to Tenant, either (i) terminate the Sublease; or (ii) elect to receive and collect, directly from Subtenant, all rent and any other sums owing and to be owed under the Sublease, as further set forth in Section 5.1, below, or (iii) elect to succeed to Tenant’s interest in the Sublease and to cause Subtenant to attorn to Landlord, as further set forth in Section 5.2, below.

5.1 Landlord’s Election to Receive Rents. Landlord shall not, by reason of the Sublease, nor by reason of the collection of rents or any other sums from the Subtenant pursuant to Section 5(ii), above, be deemed liable to Subtenant for any failure of Tenant to perform and comply with any obligation of Tenant, and Tenant hereby irrevocably authorizes and directs Subtenant, upon receipt of any written notice from Landlord stating that a default exists in the performance of Tenant’s obligations under the Master Lease, to pay to Landlord the rents and any other sums due and to become due under the Sublease. Tenant agrees that Subtenant shall have the right to rely upon any such statement and request from Landlord, and that Subtenant shall pay any such rents and any other sums to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall not have any right or claim against Subtenant for any such rents or any other sums so paid by Subtenant to Landlord. Landlord shall credit Tenant with any rent received by Landlord under such assignment, but the acceptance of any payment on account of rent from the Subtenant as the result of any such default shall in no manner whatsoever be deemed an attornment by the Landlord to Subtenant or by Subtenant to Landlord, be deemed a waiver by Landlord of any provision of the Master Lease or serve to release Tenant from any liability under the terms, covenants, conditions, provisions or agreements under the Master Lease. Notwithstanding the foregoing, any other payment of rent from the Subtenant directly to Landlord, regardless of the circumstances or reasons therefor, shall in no manner whatsoever be deemed an attornment by the Subtenant to Landlord in the absence of a specific written agreement signed by Landlord to such an effect.

5.2 Landlord’s Election of Tenant’s Attornment. In the event Landlord elects, at its option, to cause Subtenant to attorn to Landlord pursuant to Section 5(iii), above, Landlord will not be: (i) liable for any rent paid by Subtenant to Tenant more than one (1) month in advance, or any security deposit paid by Subtenant to Tenant; (ii) liable for any act or omission of Tenant under the Master Lease or for any default of Tenant under the Sublease which occurred prior to the Landlord’s assumption; (iii) subject to any defenses or offsets that Subtenant may have against Tenant which arose prior to Landlord’s assumption of the Sublease; (iv) bound by any changes or modifications made to the Sublease without the written consent of Landlord; or (v) obligated to provide to Subtenant any services provided to Subtenant under the terms of the Sublease that are not services customarily provided by Landlord to its tenants. Subtenant, without any offset of rent, hereby expressly waives the right to enforce any such provision of the Sublease, Master Lease or this Agreement against Landlord.

5.3 Landlord Exculpation. The liability of Landlord or the “Landlord Parties,” as that term is defined in Section 10.1 of the Master Lease, to Subtenant for any default by Landlord under this Agreement or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the

Building, the Premises or the Subleased Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building. Neither Landlord nor any of the Landlord Parties shall have any personal liability therefor, and Subtenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Subtenant. The limitations of liability contained in this Section 5.3 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Agreement. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Subtenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

6. Processing Fees. Pursuant to Section 14.1 of the Master Lease, upon demand, Tenant agrees to Landlord’s review and processing fees as well as any reasonable professional fees in an amount not to exceed $500.00. Tenant shall reimburse said costs within thirty (30) days of Landlord’s written request therefor.

7. Notices. Any notice that may or must be given by any party under this Agreement will be delivered (i) personally, (ii) by certified mail, return receipt requested, or (iii) by a nationally recognized overnight courier, addressed to the party to whom it is intended. Any notice given to Landlord, Tenant or Subtenant shall be sent to the respective address set forth below, or to such other address as that party may designate for service of notice by a notice given in accordance with the provisions of this Section 7, and any such notice shall be deemed delivered (A) when delivery is attempted, if delivered personally, (B) three (3) business days after deposit into the United States mail, or (C) the first business day following deposit with a nationally recognized overnight courier.

To Landlord:	Kilroy Realty, L.P.
12200 W. Olympic Blvd., Suite 200
Los Angeles, CA 90064
Attn: Legal Department

With a copy to:	Kilroy Realty, L.P.
3611 Valley Centre Drive, Suite 550
San Diego, CA 92130
Attn: Asset Management

To Tenant:	Relational Investors LLC
12400 High Bluff Drive, Suite 600
San Diego, CA 92130
Attn: Dave Demerest

To Subtenant:	Zogenix, Inc.
12400 High Bluff Drive, Suite 650
San Diego, CA 92130
Attn: Chief Financial Officer

8. General Provisions.

8.1 Consideration for Sublease. Tenant and Subtenant each represents and warrants that, except as otherwise specifically provided in the Sublease, no rent or other consideration is being paid or is payable to Tenant by Subtenant for the right to use or occupy the Subleased Premises or for the use, sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property in excess of the pro-rata portion of the fixed rent and any additional rent payable pursuant to the Master Lease (collectively, the “Rent”) for the Subleased Premises, and if such rent or other consideration exceeds such pro-rata portion of the Rent, Tenant shall comply with Section 14.3 of the Master Lease and pay such excess to Landlord in accordance with the provisions of the Master Lease.

8.2 Brokerage Commission. Tenant and Subtenant, jointly and severally, indemnify Landlord against, and hold it harmless from, all costs, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of any claims for brokerage commissions, finder’s fees or other compensation in connection with the Sublease or procuring possession of the Subleased Premises. Tenant and Subtenant, at their sole expense, may defend any such claim with counsel reasonably acceptable to Landlord and settle any such claim at their expense, but only Landlord may approve the text of any stipulation, settlement agreement consent order, judgment or decree entered into on its behalf. The provisions of this Section 8.2 shall survive the expiration or sooner termination of the Master Lease or Sublease.

8.3 Recapture. This Agreement shall in no manner be construed as limiting Landlord’s ability to exercise its rights to recapture any portion of the Premises, as set forth in Section 14.4 of the Master Lease, in the event of a proposed future sublease or assignment of such portion of the Premises.

8.4 Controlling Law. The terms and provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of California, without regard to the choice of law provisions thereof.

8.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns. As used herein, the singular number includes the plural and the masculine gender includes the feminine and neuter.

8.6 Captions. The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof; rather, they are intended for purposes of convenience only.

8.7 Partial Invalidity. If any term, provision or condition contained in this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Agreement shall be valid and enforceable to the fullest extent possible permitted by law.

8.8 Attorneys’ Fees. If either party commences litigation against the other for the specific performance of this Agreement, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred.

8.9 General Indemnity. Tenant and Subtenant, jointly and severally, indemnify Landlord against, and hold it harmless from any and all losses, costs, expenses, claims and liabilities including, but not limited to, reasonable counsel fees, arising from the use, occupancy, conduct or management of the Subleased Premises by Subtenant, or its agents, employees, contractors, representatives, invitees, or visitors, or Subtenant’s business activities therein. If any proceeding is brought against Landlord by reason of any such claim, Tenant and Subtenant, jointly and severally, shall be responsible for Landlord’s costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection therewith. If any action or proceeding is brought against Landlord by reason of any such claim, Subtenant and/or Tenant, upon written notice from Landlord, shall, at Tenant’s or Subtenant’s sole cost and expense, as the case may be, resist or defend such action or proceeding using counsel reasonably approved by Landlord, but may not settle any such claim without Landlord’s prior written approval. The provisions of this Section 8.9 shall survive the expiration or earlier termination of the term of the Sublease or the Master Lease. The indemnity and any right granted to Landlord pursuant to this section shall be in addition to, and not in limitation of Landlord’s rights under the Master Lease.

8.10 Entire Agreement. The parties intend this Section 8.10 to be a conclusive recital of fact pursuant to Section 622 of the California Evidence code. This Agreement supersedes any prior consent to Sublease, oral or written, and contains the entire agreement between the parties on the subject matter hereof. This Agreement is intended to be a final expression of the agreement of the parties and is an integrated agreement within the meaning of Section 1856 of the California Code of Civil Procedure (the Parol Evidence Rule). There are no contemporaneous separate written or oral agreements between the parties in any way related to the subject matter of this Agreement, except for the Master Lease and the Sublease. No subsequent agreement, representation or promise made by any party hereto, or by or to any employee, officer, agent or representative of any party hereto, shall be of any effect unless it is in writing and executed by all of the parties to be bound thereby.

8.11 Authority; Due Organization. Each person executing this Agreement on behalf of any party, corporation, partnership or other entity which is a party hereto represents and warrants that he or she is duly authorized to execute and deliver this Agreement on such party’s behalf and to bind such party hereto. Each party represents and warrants that (a) this Agreement is valid, binding and enforceable; (b) it is a duly organized corporation, limited partnership or general partnership and is authorized to enter into this Agreement by its board of directors or partners in accordance with its organizational documents; (c) all steps have been taken prior to the date hereof to qualify all parties to do business in California; and (d) all forms, reports, fees and other corporate or partnership documents necessary to comply with applicable laws will be filed when due.

8.12 Capitalized Terms. All terms spelled with initial capital letters in this Agreement that are not expressly defined in this Agreement will have the respective meanings given such terms in the Master Lease. Except as herein and previously amended the Master Lease is hereby ratified, affirmed and approved. Landlord, Tenant and Subtenant acknowledge and agree that to their best information and belief no default exists under the Master Lease.

8.13 Counterparts. This Agreement may be executed in any number of identical counterparts, each of which will be deemed to be an original, and all of which will constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the above date.

LANDLORD:			TENANT:

KILROY REALTY, L.P., a Delaware limited partnership			RELATIONAL INVESTORS LLC, a Delaware limited liability company,

By:	KILROY REALTY CORPORATION, a Maryland corporation, general partner

	By:	/s/ Nadine K. Kirk	By:	/s/ Ralph V. Whitworth
	Title:	Senior Vice President Legal Administration		Title:	Managing Member

	By:	/s/ John T. Fucci		By:	/s/ David E. Demarest
	Title:	Sr. Vice President Asset Management		Title:	CAO

SUBTENANT:

ZOGENIX, INC., a Delaware corporation

By:	/s/ Roger Hawley
Title:	C.E.O.

By:	/s/ Ann Rhoads
Title:	CFO